                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                             Date of Report (Date of
                            earliest event reported):
                                December 9, 1998
                               (December 9, 1998)



                       CLEAR CHANNEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


          Texas                        1-9645                 74-1787536
(State or other jurisdiction   (Commission File Number)      (IRS Employer
       incorporation)                                      Identification No.)

     200 Concord Plaza, Suite 600
         San Antonio, Texas                                     78216
       (Address of principal                                  (Zip Code)
         executive offices)


       Registrant's telephone number, including area code: (210) 822-2828

ITEM 5.           OTHER EVENTS.

         On October 8, 1998, Clear Channel Communications, Inc., a Texas corporation (the "Company"), Jacor Communications, Inc., a Delaware corporation ("Jacor"), and CCU Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Jacor will be merged (the "Merger") with and into Sub, with Sub surviving the Merger and continuing its operations as a wholly-owned subsidiary of the Company. The Merger will be a tax-free, stock-for-stock transaction.

         Upon the terms and subject to the conditions set forth in the Merger Agreement, upon consummation of the Merger, each share of Jacor common stock will be converted into the right to receive the Company's common stock, based upon the average closing price of the Company's common stock during the 25 consecutive trading days ending on the second trading day prior to the closing date, as follows:

             Average Closing Price                              Conversion
            Of the Company's Stock                                 Number
            ----------------------                    ------------------------------
    Less than or equal to $42.86                                  1.40
    Above $42.86 but less than or equal to $44.44     1.40 to 1.35 ($60.00 in value)
    Above $44.44 but less than $50.00                             1.35

         If the average closing price is $50.00 or more, the conversion number will be calculated as the quotient obtained by dividing (A) $67.50 plus the product of $0.675 and the amount by which the average closing price exceeds $50.00, by (B) the average closing price. Based upon the closing price of the Clear Channel common stock of $37.00 on Wednesday, October 7, 1998, the merger is valued at approximately $4.4 billion

         Consummation of the Merger is subject to numerous conditions, including the receipt of all regulatory approvals and stockholder approvals by both companies' shareholders.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial statements of business acquired

                        REPORT OF INDEPENDENT ACCOUNTANTS








To the Shareholders and
Board of Directors of
Jacor Communications, Inc.

We have audited the accompanying consolidated balance sheets of Jacor Communications, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jacor Communications, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



COOPERS & LYBRAND L.L.P.
Cincinnati, Ohio
February 11, 1998

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
                      (In thousands, except share amounts)

                                                          1997           1996
                                                       ----------     ----------
         ASSETS
Current assets:
  Cash and cash equivalents                            $   28,724     $   78,137
  Accounts receivable, less allowance for
    doubtful accounts of $6,195 in 1997
    and $3,950 in 1996                                    135,073         79,502
Prepaid expenses and other                                 33,790          8,963
            Total current assets                          197,587        166,602
                                                       ----------     ----------
Property and equipment, net                               206,809        131,488
Intangible assets, net                                  2,128,718      1,290,172
Other assets                                               68,764        116,680
                                                       ----------     ----------
            Total assets                               $2,601,878     $1,704,942
                                                       ==========     ==========

                                   LIABILITIES
Current liabilities:
  Accounts payable                                     $   17,294     $   12,600
  Accrued expenses and other                               68,971         30,774
  Accrued payroll                                          15,246          7,562
  Accrued income taxes                                     16,738          4,596
                                                       ----------     ----------
            Total current liabilities                     118,249         55,532
Long-term debt                                            987,500        670,000
Liquid Yield Option Notes                                 125,300        118,682
Deferred tax liability                                    338,867        264,878
Other liabilities                                         115,611        108,914

Commitments and contingencies

                              SHAREHOLDERS' EQUITY

Preferred Stock, authorized and unissued
   4,000,000 shares                                            --             --
Common Stock, no par value, $0.01 per share
   stated value; authorized 100,000,000
   shares, issued and outstanding shares:
   45,689,677 in 1997 and 31,287,221 in 1996                  457            313
Additional paid-in capital                                863,086        432,721
Common stock warrants                                      31,500         26,500
Unrealized gain on investments                                 --          2,042
Retained earnings                                          21,308         25,360
                                                       ----------     ----------
            Total shareholders' equity                    916,351        486,936
                                                       ----------     ----------
            Total liabilities and
              shareholders' equity                     $2,601,878     $1,704,942
                                                       ==========     ==========

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              for the years ended December 31, 1997, 1996 and 1995
                    (In thousands, except per share amounts)

                                     1997           1996           1995
                                   ---------      ---------      ---------
Broadcast revenue                  $ 595,229      $ 250,461      $ 133,103
     Less agency commissions          64,655         26,700         14,212
                                   ---------      ---------      ---------

        Net revenue                  530,574        223,761        118,891

Broadcast operating expenses         356,783        151,065         87,290
Depreciation and amortization         78,485         23,404          9,483
Corporate general and
   administrative expenses            14,093          9,932          3,501
                                   ---------      ---------      ---------

        Operating income              81,213         39,360         18,617

Interest expense                     (82,315)       (32,244)        (1,444)
Gain on sale of assets                11,135          2,539             --
Other income, net                      2,971          5,716          1,092
                                   ---------      ---------      ---------

     Income before
        income taxes and
        extraordinary loss            13,004         15,371         18,265

Income tax expense                    (9,600)        (7,300)        (7,300)
                                   ---------      ---------      ---------

     Income before
       extraordinary loss              3,404          8,071         10,965

     Extraordinary loss, net
       of income tax benefit          (7,456)        (2,966)            --
                                   ---------      ---------      ---------

        Net (loss) income          $  (4,052)     $   5,105      $  10,965
                                   =========      =========      =========

Basic net (loss) income
       per common share:
     Before extraordinary loss     $     .08      $     .32      $     .58
     Extraordinary loss                 (.18)          (.12)            --
                                   ---------      ---------      ---------
         Net (loss) income
            per common share       $    (.10)     $     .20      $     .58
                                   =========      =========      =========

Diluted net (loss) income
            per common share:
     Before extraordinary loss     $     .08      $     .30      $     .53
     Extraordinary loss                 (.18)          (.11)            --
                                   ---------      ---------      ---------
         Net (loss) income
            per common share       $    (.10)     $     .19      $     .53
                                   =========      =========      =========

Number of common shares used
   in Basic calculation               40,460         25,433         18,908
                                   =========      =========      =========

Number of common shares used
   in Diluted calculation             42,163         26,442         20,532
                                   =========      =========      =========

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              for the years ended December 31, 1997, 1996 and 1995
                                 (In thousands)




                         Common Stock
                       ----------------     Additional        Common     Unrealized
                       Shares    Stated      Paid-In           Stock       Gain on     Retained
                                 Value        Capital        Warrants    Investments   Earnings       Total
-------------------------------------------------------------------------------------------------------------
Balances,
 December 31, 1994     19,590    $  196       $139,168       $    390           --     $  9,290     $ 149,044
Purchase and
retirement of stock    (1,515)      (15)       (21,679)            --           --           --       (21,694)
Employee stock
 purchases                 44         1            474             --           --           --           475
Exercise of
 stock options             28        --            195             --           --           --           195
Other                      10        --             90             (2)          --           --            88
Net income                 --        --             --             --           --       10,965        10,965
-------------------------------------------------------------------------------------------------------------
Balances,
 December 31, 1995     18,157       182        118,248            388           --       20,255       139,073
Common stock
 offering              11,250       113        301,636             --           --           --       301,749
Employee stock
 purchases                 48        --            672             --           --           --           672
Exercise of
 stock options            106         1            650             --           --           --           651
Conversion of
 warrants               1,726        17         14,704           (374)          --           --        14,347
Purchase of
 warrants                  --        --         (5,080)           (14)          --           --        (5,094)
Issuance of
 warrants                  --        --             --         26,500           --           --        26,500
Unrealized gain
 on investments            --        --             --             --      $ 2,042           --         2,042
Stock related
 compensation              --        --          1,891             --           --           --         1,891
Net income                 --        --             --             --           --        5,105         5,105
-------------------------------------------------------------------------------------------------------------
Balances,
 December 31, 1996     31,287    $  313      $ 432,721       $ 26,500      $ 2,042     $ 25,360     $ 486,936
-------------------------------------------------------------------------------------------------------------

                                   (Continued)



                   The accompanying notes are an integral part
                    of the consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              for the years ended December 31, 1997, 1996 and 1995
                                 (In thousands)
                                   (Continued)



                                    Common Stock
                                   ----------------     Additional      Common     Unrealized
                                   Shares     Stated     Paid-In        Stock        Gain on     Retained
                                               Value     Capital       Warrants    Investments   Earnings     Total
--------------------------------------------------------------------------------------------------------------------
Balances,
 December 31, 1996                 31,287    $   313    $  432,721     $   26,500  $     2,042   $ 25,360   $486,936
Common stock offering               8,321         83       246,079             --           --         --    246,162
Stock issued for Acquisitions       5,774         58       179,370             --           --         --    179,428
Employee stock purchases               87          1         2,137             --           --         --      2,138
Exercise of stock options             220          2         3,030             --           --         --      3,032
Issuance of warrants                   --         --            --          5,000           --         --      5,000
Sale of investments                    --         --            --             --       (2,042)        --     (2,042)
Other                                  --         --          (251)            --           --         --       (251)
Net loss                               --         --            --             --           --     (4,052)    (4,052)
--------------------------------------------------------------------------------------------------------------------
Balances,
 December 31, 1997                 45,689    $   457    $  863,086     $   31,500           --   $ 21,308   $916,351
====================================================================================================================


                   The accompanying notes are an integral part
                    of the consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              for the years ended December 31, 1997, 1996 and 1995
                                 (In thousands)



                                                    1997          1996          1995
                                                  --------      --------      --------
Cash flows from operating activities:
  Net (loss) income                               $ (4,052)     $  5,105      $ 10,965
  Adjustments to reconcile net (loss)
    income to net cash provided by
    operating activities:
         Depreciation                               17,836         7,661         3,251
         Amortization of intangible assets          60,649        15,743         6,232
         Extraordinary loss                          7,456         2,966            --
         Non-cash interest expense                   6,618         4,327            --
         Provision for bad debts
           and other                                 1,155         1,870         1,374
         Deferred income taxes                      (6,648)         (233)         (560)
         Gain on sale of assets                    (11,135)       (2,539)           --
         Changes in operating assets and
           liabilities, net of effects
        of acquisitions and disposals:
             Accounts receivable                   (37,495)      (18,626)       (2,344)
             Prepaid expense and other assets       (9,637)       (4,076)        1,029
          Accounts payable                           4,694        10,054          (424)
             Accrued expenses and other
            liabilities                             26,599         2,655         1,102
                                                  --------      --------      --------
Net cash provided by
  operating activities                              56,040        24,907        20,625
                                                  --------      --------      --------


                                   (Continued)



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              for the years ended December 31, 1997, 1996 and 1995
                                 (In thousands)
                                   (Continued)


                                            1997           1996           1995
                                          ---------      ---------      ---------
Cash flows from investing activities:
  Capital expenditures                    $ (19,980)     $ (11,852)     $  (4,969)
  Cash paid for acquisitions               (680,206)      (826,302)       (34,008)
  Deposits on broadcast stations            (51,410)       (23,608)            --
  Purchase of intangible assets                  --             --        (15,536)
  Proceeds from sale of assets               93,263          6,595             --
  Loans originated and other                     --         (4,097)        (9,827)
                                          ---------      ---------      ---------
Net cash used by investing
    activities                             (658,333)      (859,264)       (64,340)
                                          ---------      ---------      ---------


Cash flows from financing activities:
  Issuance of long-term debt                627,700        973,000         45,500
  Issuance of common stock                  246,161        316,726            758
  Repayment of long-term debt              (310,200)      (471,600)            --
  Payment of financing costs                (13,659)       (27,435)            --
  Stock options exercised                     2,272             --             --
  Issuance of LYONs                              --        115,172             --
  Purchase of common stock                       --             --        (21,694)
  Other                                         606           (806)          (387)
                                          ---------      ---------      ---------

Net cash provided by
    financing activities                    552,880        905,057         24,177
                                          ---------      ---------      ---------

Net (decrease) increase in cash
  and cash equivalents                      (49,413)        70,700        (19,538)
Cash and cash equivalents at
  beginning of year                          78,137          7,437         26,975
                                          ---------      ---------      ---------

Cash and cash equivalents at
  end of year                             $  28,724      $  78,137      $   7,437
                                          =========      =========      =========

Supplemental disclosures of cash
flow information:
  Cash paid for:
         Interest                         $  72,191      $   5,300      $   1,400
         Income taxes                     $   5,383      $   4,992      $   6,662

Supplemental schedule of non-cash
investing and financing activities:
  Fair value of assets exchanged          $ 120,000      $ 170,000             --
  Liabilities assumed in acquisitions     $ 120,325      $ 296,187             --


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.       ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS

         Description of Business

         As of December 31, 1997 the Company owned and/or operated 159 radio stations and one television station in 39 broadcast areas throughout the United States. The Company also engages in businesses complementary to its radio and television stations, including producing and distributing syndicated programs, traffic reporting services for radio and television, and research services.

         Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of Jacor Communications, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

         Revenues

         Revenues for commercial broadcasting advertisements are recognized when the commercial is broadcast. Revenues from syndicated program fees are recognized over the term of the contracts.

         Barter Transactions

         Barter transactions are reported at the estimated fair value of the product or service received. Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast, and merchandise or services received are charged to expense when received or used. If merchandise or services are received prior to the broadcast of the advertising, a liability (deferred barter revenue) is recorded. If the advertising is broadcast before the receipt of the goods or services, a receivable is recorded.

         Consolidated Statements of Cash Flows

         For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents. The effect of barter transactions has been eliminated.

         Concentrations of Credit Risk

         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base and their dispersion across many different geographic areas of the country.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





1.       ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS, Continued

         Property and Equipment

         Property and equipment are stated at cost less accumulated depreciation; depreciation is provided on the straight-line basis over the estimated useful lives of the assets as follows:

                  Land improvements                20 Years
                  Buildings                        25 Years
                  Equipment                        3 to 20 Years
                  Furniture and fixtures           5 to 12 Years
                  Leasehold improvements           Life of lease

         Intangible Assets

         Intangible assets are stated at cost less accumulated amortization; amortization is provided principally on the straight-line basis over the following lives:

                  Broadcasting licenses            40 Years
                  Goodwill                         40 Years
                  Contracts and other
                  intellectual property            3 to 25 Years

         The carrying value of intangible assets is reviewed by the Company when events or circumstances suggest that the recoverability of an asset may be impaired. If this review indicates that goodwill and licenses will not be recoverable, as determined based on the undiscounted cash flows of the entity over the remaining amortization period, the carrying value of the goodwill and licenses will be reduced accordingly.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         The fair value of the Company's publicly traded debt is based on quoted market prices. It was not practicable to estimate the fair value of borrowings under the Company's Credit Facility since there is no liquid market for this debt.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





1.       ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS, Continued


         Earnings Per Share

         Basic earnings per share equals net earnings divided by the weighted average number of common shares outstanding. Diluted earnings per share equals net earnings divided by the weighted average number of common shares outstanding after giving effect to other dilutive securities.

         Earnings per share calculations have been made in compliance with Statement on Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 became effective for the fourth quarter of 1997 calculations. Prior year calculations have been restated to reflect the adoption of SFAS 128.

         Stock Based Compensation Plans

         The Company accounts for its employee and director stock based compensation plans in accordance with APB Opinion No. 25. The Company has elected not to adopt the cost recognition provisions of Statement of Financial Accounting Standards No. 123, ("SFAS 123") "Accounting for Stock Based Compensation". The Company follows only the disclosure provisions of SFAS 123 as permitted by the statement.

         Reclassifications

         Certain prior year amounts have been reclassed to conform to 1997 presentation. These changes had no impact on previously reported results of operations or shareholders' equity.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





2.       ACQUISITIONS

           COMPLETED 1997 RADIO STATION ACQUISITIONS AND DISPOSITIONS

         During 1997, the Company completed acquisitions of 86 radio stations in 33 broadcast areas for a purchase price consisting of (i) $344.4 million in cash, of which $26.1 million was placed in escrow in 1996,
         (ii) the issuance of approximately 4.3 million shares of common stock valued at $126.8 million, and (iii) the issuance of warrants to acquire 500,000 shares of common stock at $40 per share valued at $5.0 million. As a result of the acquisitions, approximately $49.8 million in goodwill was recorded by the Company, representing acquisition costs in excess of the fair value of identifiable tangible and intangible assets acquired.

         The Company also completed three separate like-kind exchanges of broadcast properties, exchanging five stations and net cash of $11.0 million, of which $3.6 million was placed in escrow in 1996, for nine stations. The Company sold one station in San Diego, California for $6.0 million and one station in Lexington, Kentucky for $3.5 million.

                Completed 1997 Broadcasting Services Acquisitions

         In June 1997, the Company acquired by merger a company that produces syndicated network radio programs and services which it distributes in exchange for commercial broadcast time that it resold to national advertisers. The total consideration paid by the Company including payment for certain Premiere Radio Networks, Inc. ("Premiere") warrants and stock options, was $189.8 million, consisting of $138.8 million in cash and the issuance of 1,416,886 shares of common stock. Approximately $104.0 million in goodwill was recorded by the Company in conjunction with the acquisition.

         In April 1997, the Company acquired substantially all of the assets relating to the broadcast distribution and related print and electronic media publishing businesses of Radio-Active Media (formerly EFM Media Management), for $50.0 million in cash. Additionally, in October 1997,the Company acquired the rights to The Dr. Laura Schlessinger Show from Synergy Broadcasting, Inc. and the assets of Multiverse Networks, L.L.C., a network radio sales representation firm for $71.5 million in cash.

         The Company completed the acquisition of two additional broadcasting service companies for a purchase price of approximately $29.0 million.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS






2.       ACQUISITIONS, Continued

         COMPLETED 1996 RADIO STATION ACQUISITIONS AND EXCHANGES

         In 1996, the Company effected the following transactions: acquired 36 radio stations and two television stations in 14 broadcast areas; acquired the right to provide programming to and sell air time for two radio stations in one broadcast area; exchanged via like-kind exchange one television station for 6 radio stations in two existing broadcast areas and one new broadcast area, and; financed the purchase of a 40% interest in a newly formed, limited liability company. For the above transactions, the Company paid approximately $974.0 million in cash.

         All of the above acquisitions have been accounted for as purchases. The excess cost over the fair value of net assets acquired is being amortized over 40 years. The results of operations of the acquired businesses are included in the Company's financial statements since the respective dates of acquisition. Assuming each of the 1997 and 1996 acquisitions had taken place at the beginning of 1996 and 1997, unaudited pro forma consolidated results of operations would have been as follows:


                                                     Pro Forma (Unaudited)
                                                    Year Ended December 31,
                                                      1997           1996
                                                    --------       --------
         Net revenue                                $591,093       $542,089

         Net income (loss) before
           extraordinary loss                            403        (12,614)

         Diluted income (loss) per common share     $    .01       $   (.28)


         These unaudited pro forma amounts do not purport to be indicative of the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





2.       ACQUISITIONS, Continued

         RADIO STATION ACQUISITIONS COMPLETED SUBSEQUENT TO DECEMBER 31, 1997

         The Company completed the purchase of eight radio stations in three existing broadcast areas and one new broadcast area for $25.5 million in cash, and completed a like-kind exchange of six radio stations in one broadcast area for four radio stations in one broadcast area.


         BROADCASTING SERVICES ACQUISITIONS COMPLETED SUBSEQUENT TO DECEMBER 31, 1997

         The Company acquired two radio broadcasting service companies for $3.1 million in cash, plus additional contingent consideration of up to $1.6 million payable over three years.


                      Pending Acquisitions and Dispositions

         In December 1997 the Company entered into a binding agreement to purchase the assets of Nationwide Communications, Inc.'s 17 radio stations (the "Nationwide Transaction") for $620.0 million, of which $30.0 million was placed in escrow in 1997. The stations are located in Dallas, Houston, Minneapolis, Phoenix, Baltimore, San Diego, Cleveland and Columbus. The Company anticipates this transaction will close in the second quarter of 1998. The Company has signed a letter of intent to sell two radio stations in the San Diego broadcast area for $65.2 million upon the consummation of the Nationwide Transaction.

         In January 1998, the Company entered into a binding agreement to acquire all of the stock of Chancellor Broadcasting Co., syndicator of Art Bell's national network radio programs, Talk Radio Network, Inc., syndicator of 17 radio programs, and radio station KOPE-FM in Medford, Oregon, for approximately $9.0 million.

         IN FEBRUARY 1998, THE COMPANY ENTERED INTO A BINDING AGREEMENT WITH SMITH BROADCASTING, INC. TO PURCHASE A CONSTRUCTION PERMIT FOR A NEW FM RADIO STATION IN VANCOUVER, WASHINGTON FOR APPROXIMATELY $20.7 MILLION IN CASH, ALL OF WHICH WAS PAID IN ESCROW IN 1998.

         THE COMPANY HAS ENTERED INTO AGREEMENTS TO PURCHASE FCC LICENSES AND SUBSTANTIALLY ALL OF THE BROADCAST ASSETS OF 14 STATIONS IN NINE OF THE COMPANY'S EXISTING BROADCAST AREAS AND IN TWO NEW BROADCAST AREAS FOR A TOTAL PURCHASE PRICE OF APPROXIMATELY $68.1 MILLION IN CASH, OF WHICH $12.0 MILLION HAS ALREADY BEEN PAID IN ESCROW THROUGH DECEMBER 31, 1997, AND TO EXCHANGE THE ASSETS OF ONE STATION FOR ANOTHER STATION IN ONE BROADCAST AREA. THE COMPANY HAS ALSO ENTERED INTO AGREEMENTS TO SELL THE FCC LICENSES AND SUBSTANTIALLY ALL OF THE BROADCAST ASSETS OF TWO RADIO STATIONS IN ONE BROADCAST AREA FOR APPROXIMATELY $0.2 MILLION IN CASH.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS






3.       SUBSEQUENT OFFERINGS

         In February 1998, the Company completed offerings of debt and equity securities, as described below.

         The Company completed an offering of 5,073,000 shares of Common Stock at $50.50 per share net of underwriting discounts of $2.02 per share (the "Stock Offering"). Net proceeds to the Company from the Stock Offering were approximately $245.9 million.

         The Company issued $120.0 million in aggregate principal amount at maturity of 8% Senior Subordinated Notes (the "8% Notes") due 2010. Net proceeds to the Company were $117.1 million.

         The Company issued 4 3/4% Liquid Yield Option Notes due 2018 in the aggregate principal amount at maturity of $426.9 million. Each 1998 LYON had an issue price of $391.06 and a principal amount at maturity of $1,000. The 1998 LYONs are convertible, at the option of the holder, at any time on or prior to maturity, into Common Stock at a conversion rate of 6.245 shares per each 1998 LYON, for an aggregate of approximately 2.7 million shares of common stock. Net proceeds from the issuance of the 1998 LYONs were $161.9 million.

         A portion of the net proceeds from the above transactions was used to pay off the Revolving Credit Facility. The remainder will be used to fund the pending acquisitions, and are currently held in short-term, highly liquid securities.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS






4.       PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 1997 and 1996 consist of the following (in thousands):

                                                    1997           1996
                                                 ---------      ---------
               Land and land improvements        $  21,128      $  14,269
               Buildings                            26,077         20,249
               Equipment                           162,885         97,491
               Furniture and fixtures               19,919          7,524
               Leasehold improvements                8,006          5,872
                                                 ---------      ---------
                                                   238,015        145,405
               Less accumulated depreciation       (31,206)       (13,917)
                                                 ---------      ---------
                                                 $ 206,809      $ 131,488
                                                 =========      =========


5.       INTANGIBLE ASSETS

         Intangible assets at December 31, 1997 and 1996 consist of the following (in thousands):

                                                    1997             1996
                                                 -----------      -----------
               Broadcasting licenses             $ 1,465,020      $   987,953
               Goodwill                              404,684          250,884
               Contracts and other
               intellectual assets                   355,668           86,489
                                                 -----------      -----------
                                                   2,225,372        1,325,326
               Less accumulated amortization         (96,654)         (35,154)
                                                 -----------      -----------
                                                 $ 2,128,718      $ 1,290,172
                                                 ===========      ===========

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




6.       OTHER ASSETS

         The Company's other assets at December 31, 1997 and 1996 consist of the following (in thousands):

                                        December 31,  December 31,
                                            1997          1996
                                        ------------  ------------
               News Corp Warrants         $     --      $ 39,800
               Acquisition escrows          51,410        30,804
               Marketable securities            --        13,965
               Other                        17,354        32,111
                                          --------      --------
                                          $ 68,764      $116,680
                                          ========      ========


         In February 1997, the Company sold its investment in the News Corp Warrants for $44.5 million in cash and recorded a pretax gain of $4.7 million.

         In May 1997, the Company sold its investment in Paxson Communications Corporation stock for $20.3 million in cash and recorded a pretax gain of $6.1 million.

                   JACOR COMMUNICATIONS,INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



7.       LONG-TERM DEBT

         The Company's debt obligations at December 31, 1997 and 1996 consist of the following (in thousands):

                                                        1997         1996
                                                      --------     --------
          Credit Facility borrowings ............     $567,500     $400,000
          10 1/8% Senior Subordinated Notes,
             due 2006 ...........................      100,000      100,000
          9 3/4% Senior Subordinated Notes,
             due 2006 ...........................      170,000      170,000
          8 3/4% Senior Subordinated Notes,
             due 2007 ...........................      150,000           --
                                                      --------     --------
                                                      $987,500     $670,000
                                                      ========     ========

         New Credit Facility

         In September 1997, the Company, through Jacor Communications Company ("JCC"), entered into a new $1.15 billion credit facility (the "Credit Facility") with a syndicate of banks and other financial institutions. The Credit Facility replaces the Company's previous credit facility entered into in June 1996, as amended. The Credit Facility increased the Company's borrowing capacity by $400 million and consists of two components: (i) a revolving credit facility of up to $750 million with a mandatory commitment reduction of $50.0 million on June 30, 2000 continuing semi-annually through June 2003, and a final maturity date of December 31, 2004; and (ii) a term loan of up to $400 million with a scheduled reduction of $35.0 million on December 31, 1999 with increasing semi-annual reductions thereafter and a final maturity date of December 31, 2004. At December 31, 1997, the outstanding balance of the term loan was $400.0 million. Amounts repaid or prepaid under the Term Loan may not be reborrowed.

         The loans under the Credit Facility are guaranteed by each of the Company's direct and indirect subsidiaries other than certain immaterial subsidiaries. JCC's obligations under the Credit Facility are secured by a first priority lien on the capital stock of the Company's subsidiaries, an assignment of all intercompany debt and of certain time brokerage agreements, and by the guarantee of JCC's parent company, Jacor Communications Inc. ("Jacor").

         The Credit Facility bears interest at a rate that fluctuates with an applicable margin, with a minimum applicable margin to a maximum of 1.75%, based on the Company's ratio of total debt to earnings before interest, taxes, depreciation and amortization for the four consecutive fiscal quarters then most recently ended (the "Leverage Ratio"), plus a bank base rate or a Eurodollar base rate, as applicable. At December 31, 1997, the average interest rate on Credit Facility borrowings was 6.60%. The Company pays interest on the unused portion of the Revolving Credit Facility at a rate ranging from 0.250% to 0.375% per annum, based on the Company's Leverage Ratio.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS






7.       LONG-TERM DEBT, Continued

         The Credit Facility contains covenants and provisions that restrict, among other things, the Company's ability to: (i) incur additional indebtedness; (ii) incur liens on its property; (iii) make investments and advances; (iv) enter into guarantees and other contingent obligations; (v) merge or consolidate with or acquire another person or engage in other fundamental changes; (vi) engage in certain sales of assets; (vii) engage in certain transactions with affiliates; and
         (viii) make restricted junior payments. The Credit Facility also requires the satisfaction of certain financial performance criteria (including a consolidated interest coverage ratio, a debt-to-operating cash flow ratio and a consolidated operating cash flow available for fixed charges ratio) and the repayment of loans under the Credit Facility with proceeds of certain sales of assets and debt issuances.

         In 1997 and 1996, the Company recognized extraordinary losses of approximately $7.5 million and $3.0 million, respectively, net of income tax credit, related to the write off of debt financing costs due to significant amendments to the Company's Credit Facility.

         10 1/8% Senior Subordinated Notes Due 2006

         Interest on the 10 1/8% Senior Subordinated Notes (the "10 1/8% Notes") is payable semi-annually. The 10 1/8% Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2001. The redemption prices commence at 105.063% and are reduced by 1.688% annually until June 15, 2004 when the redemption price is 100%. At December 31, 1997, the market value of the 10 1/8% Notes exceeded carrying value by approximately $8.6 million. At December 31, 1996 the market value of the 10 1/8% Notes exceeded carrying value by approximately $3.0 million.

         9 3/4% Senior Subordinated Notes Due 2006

         Interest on the 9 3/4% Senior Subordinated Notes (the "9 3/4% Notes") is payable semi-annually. The 9 3/4% Notes will be redeemable at the option of the Company, in whole or part, at any time on or after December 15, 2001. The redemption prices commence at 104.875% and are reduced by 1.625% annually until December 15, 2004 when the redemption price is 100%. At December 31, 1997, the market value of the 9 3/4% Notes exceeded carrying value by approximately $12.1 million. At December 31, 1996 the market value of the 9 3/4% Notes exceeded carrying value by approximately $3.4 million.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS







7.       LONG-TERM DEBT, Continued

         8 3/4% Senior Subordinated Notes Due 2007

         IN JUNE 1997, THE COMPANY COMPLETED AN OFFERING OF $150 MILLION OF ITS 8 3/4% SENIOR SUBORDINATED NOTES (THE "8 3/4% NOTES"). THE 8 3/4% NOTES WILL MATURE ON JUNE 15, 2007. INTEREST ON THE 8 3/4% NOTES IS PAYABLE SEMI-ANNUALLY ON JUNE 15 AND DECEMBER 15 OF EACH YEAR, COMMENCING ON DECEMBER 15, 1997. THE 8 3/4% NOTES WILL BE REDEEMABLE AT THE OPTION OF THE COMPANY, IN WHOLE OR IN PART, AT ANYTIME ON OR AFTER JUNE 15, 2002. THE REDEMPTION PRICES COMMENCE AT 104.375% AND ARE REDUCED BY 1.458% ANNUALLY UNTIL JUNE 15, 2005 WHEN THE REDEMPTION PRICE IS 100%. AT DECEMBER 31, 1997 THE MARKET VALUE OF THE 8 3/4% NOTES EXCEEDED CARRYING VALUE BY APPROXIMATELY $3.8 MILLION.

         The 10 1/8% Notes, 9 3/4% Notes and 8 3/4% Notes (the "Notes") are obligations of JCC, and are jointly and severally, fully and unconditionally guaranteed on a senior subordinated basis by Jacor and by all of the Company's subsidiaries (the "Subsidiary Guarantors"). JCC and each of the Subsidiary Guarantors are wholly owned direct or indirect subsidiaries of Jacor. Separate financial statements of JCC and each of the Subsidiary Guarantors are not presented because Jacor believes that such information would not be material to investors. The direct and indirect non-guarantor subsidiaries of Jacor are inconsequential, both individually and in the aggregate. Additionally, there are no current restrictions on the ability of the Subsidiary Guarantors to make distributions to JCC, except to the extent provided by law generally. JCC's credit facility and the terms of the indentures governing the Notes do restrict the ability of JCC and of the Subsidiary Guarantors to make distributions to the Registrant.

         Summarized financial information with respect to Jacor and with respect to the Subsidiary Guarantors on a combined basis as of December 31, 1997, 1996 and 1995 and for each of the three years in the period ended December 31, 1997; and with respect to JCC as of December 31, 1997 and 1996 and for the year ended December 31, 1997 and for the period from June 6, 1996 to December 31, 1996 is as follows:

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





7.       LONG-TERM DEBT, Continued



                                     Jacor                                      JCC
                          ----------------------------     --------------------------------------------
                              1997            1996             1995            1997             1996
                          -----------      -----------     -----------     -----------      -----------
Operating Statement
Data (in thousands):

Net revenue                        --               --              --              --               --
Equity in earnings
  of subsidiaries         $    (1,958)     $    10,237     $    10,965     $     3,191      $    11,864
Operating (loss)
  income                      (15,387)             305          10,965           3,191           11,864
(Loss) income before
  extraordinary items          (4,052)           5,105          10,965           5,498           13,203
Net (loss) income              (4,052)           5,105          10,965          (1,958)          10,237
Balance Sheet Data
(in thousands):

Current assets            $     1,316      $     1,538                     $    41,203     $    75,626
Non-current assets          1,165,970          722,918                       2,122,648       1,615,504
Current liabilities            28,853           16,253                          13,184           9,975
Non-current
  liabilities                 222,082          221,267                       1,478,765       1,056,348
Shareholders' equity          916,351          486,936                          671,902         273,384

                                       Combined
                                 Subsidiary Guarantors
                                 ---------------------
                             1997           1996           1995
                          ----------     ----------     ----------
Operating Statement
Data (in thousands):

Net revenue               $  530,574     $  223,761     $  118,891
Equity in earnings
  of subsidiaries                 --             --             --
Operating income              95,306         49,292         18,617
Income before
  extraordinary items          3,191         11,864         18,617
Net income                     3,191         11,864         10,965

Balance Sheet Data
(in thousands):

Current assets            $  155,068     $   89,438
Non-current assets         2,446,810      1,615,504
Current liabilities           76,212         29,304
Non-current
  liabilities              1,609,315      1,188,702
Shareholders' equity         916,351        486,936

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




8.       LIQUID YIELD OPTION NOTES

         In June 1996, the Company issued 5 1/2% Liquid Yield Option Notes ("LYONs") due 2011 in the aggregate principal amount at maturity of $259.9 million. Each LYON had an issue price of $443.14 and a principal amount at maturity of $1,000. At December 31, 1997 the accreted value of the LYONs was $125.3 million which included $6.6 million of interest accreted during 1997. At December 31, 1996 the accreted value of the LYONs was $118.7 million which included $3.5 million of interest accreted during 1996.

         Each LYON is convertible, at the option of the holder, at any time on or prior to maturity, into Common Stock at a conversion rate of 13.412 shares per LYON.

         The LYONs are not redeemable by the Company prior to June 12, 2001. Thereafter, the LYONs are redeemable for cash at any time at the option of the Company, in whole or in part, at redemption prices equal to the issue price plus accrued original issue discount to the date of redemption.

         The LYONs will be purchased by the Company, at the option of the holder, on June 12, 2001 and June 12, 2006, for a purchase price of $581.25 and $762.39 (representing issue price plus accrued original issue discount to each date), respectively, representing a 5 1/2% yield per annum to the holder on such date. The Company, at its option, may elect to pay the purchase price on any such purchase date in cash or common stock, or any combination thereof.

         At December 31, 1997, the market value of the LYONs exceeded the carrying value by approximately $64.4 million. At December 31, 1996, the market value of the LYONs was less than the carrying value by approximately $3.0 million.


9.       CAPITAL STOCK

         Warrants

         In connection with a 1997 acquisition, the Company issued warrants to acquire 500,000 shares of common stock with an exercise price of $40 per share. The warrants expire in February 2002.

         In connection with a 1996 acquisition, the Company issued warrants to acquire 4,400,000 shares of common stock with an exercise price of $28 per share. The warrants expire in September 2001.

         In connection with a 1996 Stock Offering, the Company determined that it would convert the 1,983,605 outstanding 1993 Warrants into the right to receive the Fair Market Value (as defined) calculated to be $19.70 per Warrant. Prior to the conversion, the Company issued 1,726,004 shares of Common Stock with proceeds aggregating approximately $14.3 million upon exercise of such warrants by the holders. The Company used approximately $5.1 million of these proceeds to fund the conversion of the remaining 1993 Warrants presented for redemption.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




10.      STOCK BASED COMPENSATION PLANS

         1993 Stock Option Plan

         Under the Company's 1993 stock option plan (the "1993 Plan"), options to acquire up to 2,769,218 shares of common stock can be granted to directors, officers and key employees at no less than the fair market value of the underlying stock on the date of grant. The 1993 Plan permits the granting of non-qualified stock options (NQSOs)as well as incentive stock options(ISOs). Between 25% and 30% of the options vest on the date of grant and between 20% and 30% vest on each of the next three anniversaries of the grant date. Options expire 10 years after grant and the plan will terminate no later than February 7, 2003. At December 31, 1997, 618 shares were available for grant.

         1997 Long-Term Incentive Stock Plan

         In April 1997, the Board of Directors of the Company adopted the 1997 Long-Term Incentive Stock Plan ("the Long-Term Plan"). The Long-Term Plan authorizes the issuance of up to 1,800,000 shares of Common Stock pursuant to the grant or exercise of stock options, including NQSOs and ISOs, restricted stock, stock appreciation rights (SARs), and certain other instruments to executive officers and other key employees, subject to board approval and certain other restrictions. Stock options may not be granted at less than the fair market value of the underlying stock on the date of grant. Twenty-five percent of the options vest on the date of the grant and 25% vest on each of the next three anniversaries of the grant date. Options expire 10 years after grant. At December 31, 1997, 1,166,312 shares were available for grant.

         1997 Non-Employee Directors Stock Plan and Stock Purchase Plan

         In April 1997, the Board of Directors of the Company adopted the 1997 Non-Employee Directors Stock Plan (the "Directors Stock Plan"). The Directors Stock Plan authorizes the issuance of up to 350,000 shares of Jacor Common Stock pursuant to the grant or exercise of NQSOs, SARs, restricted stock and other performance instruments. Stock options may not be granted at less than the fair market value of the underlying stock on the date of grant. Twenty-five percent of the options vest on the date of the grant and 25% vest on each of the next three anniversaries of the grant date. Options expire 10 years after grant. At December 31, 1997, 310,000 shares were available for grant. Also, the Company adopted a stock purchase plan for its non-employee directors authorizing the issuance of up to 150,000 shares of Jacor common stock. Stock may be purchased at a 15% discount from fair value and purchases are limited to $100,000 per director in a calendar year.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




10.      STOCK BASED COMPENSATION PLANS, Continued


         Information pertaining to the plans for the years ended December 31, 1995, 1996 and 1997 is as follows:

                                                      Number of      Weighted Average
                                                        Shares        Exercise Price
                                                      ---------      ----------------
1995:
         Outstanding at beginning of year ......      1,351,310         $    6.16
         Granted ...............................        245,000         $   14.61
         Exercised .............................        (27,790)        $    5.81
         Outstanding at end of year ............      1,568,520         $    7.52
         Exercisable at end of year ............      1,093,340         $    6.57
         Available for grant at end of year ....      1,092,618

1996:
         Outstanding at beginning of year ......      1,568,520         $    7.52
         Granted ...............................        594,500         $   23.63
         Exercised .............................       (106,410)        $    6.10
         Outstanding at end of year ............      2,056,610         $   12.26
         Exercisable at end of year ............      1,507,000         $    8.68
         Available for grant at end of year ....        523,118

1997:
         Outstanding at beginning of year ......      2,056,610         $   12.26
         Granted ...............................      1,196,188         $   24.92
         Exercised .............................       (212,679)        $   11.61
         Surrendered ...........................        (15,490)        $   26.71
         Outstanding at end of year ............      3,024,629         $   17.20
         Exercisable at end of year ............      2,228,095         $   13.72
         Available for grant at end of year ....      1,476,930

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


10.      STOCK BASED COMPENSATION PLANS, Continued

         The fair value of each stock option granted is estimated on the date of grant using the Black-Sholes option-pricing model with the following assumptions for grants in 1997, 1996 and 1995, respectively: risk-free interest rates are different for each grant and range from 5.24% to 6.51%; the expected lives of options are 5 years; and volatility of approximately 35% for all grants. A summary of the fair value of options granted in 1997, 1996 and 1995 follows:

                                                 1997       1996       1995
                                               --------   --------   --------
         Weighted-average fair value of
          options granted at-the-money         $  12.26   $   9.42   $   5.70
         Weighted-average fair value of
          options granted at a premium               --   $   8.46   $   5.33
         Weighted-average fair value of
          options granted at a discount        $  28.15         --         --
         Weighted-average fair value of all
          options granted during the year      $  16.29   $   9.07   $   5.44

         The options granted at a discount in 1997 were related to approximately 304,000 options outstanding to purchase Premiere common stock, which were converted to equivalent Jacor NQSOs at the time of the merger.

         The following table summarizes information about stock options outstanding at December 31, 1997:


             OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
-------------------------------------------------------   -------------------
                    Weighted      Weighted                 Weighted
   Range of           Number       Average     Average      Number     Average
   Exercise        Outstanding    Remaining    Exercise   Exercisable  Exercise
    Prices         at 12/31/97       Life        Price    at 12/31/97    Price
----------------   -----------    ---------    --------   -----------  --------
$5.74 to $9.65       1,239,865         5.44    $   6.29     1,239,865  $   6.29

$12.70 to $19.96       356,641         7.91    $  15.94       299,341  $  15.89

$21.25 to $30.66     1,379,123         9.02    $  26.53       676,638  $  25.84

$37.25 to $45.94        49,000         9.56    $  39.57        12,250  $  39.80
----------------   -----------    ---------    --------   -----------  --------

$ 5.74 to $45.94     3,024,629         7.43    $  17.20     2,228,095  $  13.72

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





10.      STOCK BASED COMPENSATION PLANS, Continued

         Employee Stock Purchase Plan

         Under the 1995 Employee Stock Purchase Plan, the Company is authorized to issue up to 700,000 shares of common stock to its full-time and part-time employees, all of whom are eligible to participate. Under the terms of the Plan, employees can choose each year to have up to 10 percent of their annual base earnings withheld to purchase the Company's common stock. The purchase price of the stock is 85% of the lower of its beginning-of-period or end-of-period market price. Under the Plan, the Company sold 74,767 shares for approximately $23.27 per share and 12,376 shares for approximately $32.19 per share in 1997, 47,232 shares for $14.24 per share in 1996 and 43,785 shares for $10.84 per share in 1995. The fair market value of the right to acquire common stock under the Stock Purchase Plan was $8.40 per share granted on January 1 and $9.80 per share granted on July 1 in 1997, $4.81 per share in 1996 and $3.71 per share in 1995.

         Had the compensation cost for the Company's stock-based compensation plans been determined consistent with SFAS 123, the Company's net income (loss) and net income (loss) per common share for 1997, 1996 and 1995 would approximate amounts below (in thousands, except per share amounts):

                                          1997         1996        1995
                                        --------     --------    --------
         Net (loss)income:
               As reported              $ (4,052)    $  5,105    $ 10,965
                  Pro forma             $(10,691)    $  3,826    $ 10,398

         Diluted net (loss)income
          per common share:
               As reported              $  (0.10)    $   0.19    $   0.52
                  Pro forma             $  (0.25)    $   0.14    $   0.50

         In 1996, the Company recorded compensation expense of approximately $1.9 million related to stock units issued to officers and directors and stock options issued to non-employees of the Company. The expense related to the stock units was equal to the fair value of the stock for which the units can be converted into on the date of grant. The fair value of the options was determined using the Black-Sholes option pricing model and the following assumptions: risk-free interest rate of 5.79%; expected life of 5 years; and volatility of approximately 35%. The options were 100% vested on the date of grant.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


11.      INCOME TAXES

         Income tax expense for the years ended December 31, 1997, 1996 and 1995 is summarized as follows (in thousands):


                           Federal        State          Total
                           --------      --------      --------
1997:
   Current                 $ 13,200      $  3,000      $ 16,200
   Deferred                  (5,400)       (1,200)       (6,600)
                           --------      --------      --------
                              7,800         1,800         9,600
   Tax benefit from
    extraordinary loss       (4,000)         (900)       (4,900)
                           --------      --------      --------
                           $  3,800      $    900      $  4,700
                           ========      ========      ========

1996:
   Current                 $  6,185      $  1,348      $  7,533
   Deferred                    (185)          (48)         (233)
                           --------      --------      --------
                              6,000         1,300         7,300
   Tax benefit from
    extraordinary loss       (1,631)         (346)       (1,977)
                           --------      --------      --------
                           $  4,369      $    954      $  5,323
                           ========      ========      ========

1995:
   Current                 $  6,600      $  1,260      $  7,860
   Deferred                    (500)          (60)         (560)
                           --------      --------      --------
                           $  6,100      $  1,200      $  7,300
                           ========      ========      ========


         The provisions for income tax differ from the amount computed by applying the statutory federal income tax rate due to the following:

                                     1997         1996         1995
                                   --------     --------     --------
Federal income tax at
  the statutory rate               $  5,173     $  5,627     $  6,393
Amortization not deductible           3,449        1,262          606
State income taxes, net of any
  current federal income tax
  benefit                               589          620          780
Other                                   389         (209)        (479)
                                   --------     --------     --------
                                   $  9,600     $  7,300     $  7,300
                                   ========     ========     ========

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




11.      INCOME TAXES, continued


         The tax effects of the significant temporary differences which comprise the deferred tax liability at December 31, 1997, 1996 and 1995 are as follows:

                                 1997          1996           1995
                              ---------      ---------      ---------
Deferred tax assets:
  Accrued expenses and
   reserves                   $  (7,479)     $ (11,104)     $  (1,992)
  Net operating loss
   carryforwards                (11,461)       (12,000)            --
  Other                          (4,047)        (2,098)          (142)
                              ---------      ---------      ---------
                                (22,987)       (25,202)        (2,134)
Deferred tax liabilities:
  Property and equipment         35,614         32,427         12,208
  Intangibles                   326,240        257,653         (1,457)
                              ---------      ---------      ---------
                                361,854        290,080         10,751

         Net liability        $ 338,867      $ 264,878      $   8,617
                              =========      =========      =========


         At December 31, 1997 the Company had net operating loss carryforwards of $28,653. The loss carryforwards expire in the years 2008 through 2011 if not used.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




12.      COMMITMENTS AND CONTINGENCIES

         Lease and Contractual Obligations

         The Company and its subsidiaries lease certain land and facilities used in their operations. The Company also has various employment agreements with broadcast personalities that provide base compensation. Future minimum payments under leases and employment agreements as of December 31, 1997 are payable as follows (in thousands):

                     1998        $18,122
                     1999         15,674
                     2000         11,328
                     2001          7,538
                     2002          4,799
                     Thereafter    9,980
                                 -------
                                 $67,441
                                 =======

         Rental expense was approximately $8,010, $3,996 and $3,471 for the years ended December 31, 1997, 1996 and 1995, respectively.

         Legal Proceedings

         From time to time, the Company becomes involved in various claims and lawsuits that are incidental to its business. In the opinion of the Company's management, there are no material legal proceedings pending against the Company.


13.      RETIREMENT PLAN

         The Company maintains a defined contribution retirement plan covering substantially all employees who have met eligibility requirements. The Company matches participating employee contributions at a rate of 50% of the employee's first 4% contributed, up to $160,000 of annual compensation. Total expense related to this plan was $1,977,052, $756,618 and $334,253 in 1997, 1996 and 1995, respectively.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



14.      EARNINGS PER SHARE

         The following is a reconciliation of the numerators and denominators of the basic and diluted Earnings Per Share ("EPS") computations for income before extraordinary items for the years ended December 31, as follows (in thousands except per share amounts):

                                     1997        1996        1995
                                   --------    --------    --------
            Net income before
          extraordinary item       $  3,404    $  8,071    $ 10,965

            Weighted average
          shares - basic             40,460      25,433      18,908

            Effect of dilutive
             securities:

               Stock options            996         658         413
               Warrants                 357          --         911
               Other                    350         351         300
                                   --------    --------    --------

            Weighted average
          shares - diluted           42,163      26,442      20,532
                                   ========    ========    ========

            Basic EPS              $    .08    $    .32    $    .58

            Diluted EPS            $    .08    $    .30    $    .53

         The Company's LYONs can be converted into approximately 3.5 million shares of Jacor common stock at the option of the holder. Assuming conversion of the LYONs as of January 1, 1997 and 1996 would result in an increase in per share amounts before extraordinary items, therefore, the LYONs are not included in the computation of diluted EPS.

         In February 1998, the Company completed an offering of 5.1 million shares of common stock and Liquid Yield Option Notes which can be converted into approximately 2.7 million shares of common stock at the option of the holder.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



15.      RECENTLY ISSUED ACCOUNTING STANDARDS

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". SFAS 130 requires the reporting of comprehensive income in financial statements by all entities that provide a full set of financial statements. The term "comprehensive income" describes the total of all components of comprehensive income including net income. The statement only deals with reporting and display issues. It does not consider recognition or measurement issues. The Company will implement SFAS 130 in the first quarter of 1998.

         Also in June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("SFAS 131") "Disclosures about Segments of an Enterprise and Related Information". SFAS 131 provides accounting guidance for reporting information about operating segments in annual financial statements and requires such enterprises to report selected information about operating segments in interim financial reports. The statement uses a "management approach" to identify operating segments and provides specific criteria for operating segments. SFAS 131 is effective for the year ended December 31, 1998 and will be required for interim periods in 1999. The Company is currently evaluating the impact SFAS 131 will have on its financial statements, if any.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)
                                   (UNAUDITED)



                                                                            September 30,   December 31,
                                                                                 1998           1997
                                                                            -------------   ------------

                                     ASSETS
Current assets:
  Cash and cash equivalents                                                 $    42,084    $    28,724
  Accounts receivable, less allowance for
    doubtful accounts of $8,115 in 1998
    and $6,195 in 1997                                                          198,327        135,073
  Prepaid expenses and other                                                     29,385         33,790
                                                                            -----------    -----------
               Total current assets                                             269,796        197,587
Property and equipment, net                                                     260,212        206,809
Intangible assets, net                                                        2,712,291      2,128,718
Other assets                                                                     85,369         68,764
                                                                            -----------    -----------

            Total assets                                                    $ 3,327,668    $ 2,601,878
                                                                            ===========    ===========

                                     LIABILITIES
Current liabilities:
  Accounts payable, accrued expenses
    and other current liabilities                                           $   137,958    $   118,249
                                                                            -----------    -----------
                  Total current liabilities                                     137,958        118,249
Long-term debt                                                                1,229,565        987,500
Liquid Yield Option Notes                                                       302,400        125,300
Deferred tax liability                                                          358,995        338,867
Other liabilities                                                               119,717        115,611

Commitments and contingencies

                                     SHAREHOLDERS' EQUITY

Preferred stock, authorized and unissued
   4,000,000 shares                                                                --             --
Common stock, $0.01 par value; authorized
   100,000,000 shares, issued and outstanding
   shares: 51,051,484 in 1998 and 45,689,677
   in 1997                                                                          511            457
Additional paid-in capital                                                    1,114,520        863,086
Common stock warrants                                                            31,500         31,500
Accumulated other comprehensive income                                           12,631           --
Retained earnings                                                                19,871         21,308
                                                                            -----------    -----------

            Total shareholders' equity                                        1,179,033        916,351
                                                                            -----------    -----------

            Total liabilities and
              shareholders' equity                                          $ 3,327,668    $ 2,601,878
                                                                            ===========    ===========



                     The accompanying notes are an integral
            part of the condensed consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
     For the three months and nine months ended September 30, 1998 and 1997
                    (In thousands, except per share amounts)
                                   (UNAUDITED)

                                   ----------


                                             Three Months Ended           Nine Months Ended
                                                 September 30,              September 30,
                                            -----------------------     -----------------------

                                               1998          1997          1998          1997
                                            ---------     ---------     ---------     ---------

Broadcast revenue                           $ 230,951     $ 161,733     $ 597,244     $ 413,689
  Less agency commissions                      26,443        17,173        66,872        44,748
                                            ---------     ---------     ---------     ---------
    Net revenue                               204,508       144,560       530,372       368,941

Broadcast operating expenses                  128,777        93,734       356,877       251,513
Depreciation and amortization                  31,161        21,900        87,444        53,097
Corporate general and
  administrative expenses                       4,878         3,406        13,052         9,240
                                            ---------     ---------     ---------     ---------
    Operating income                           39,692        25,520        72,999        55,091

Interest expense                              (27,526)      (20,951)      (76,563)      (60,081)
Gain on sale and exchange of
  radio stations and investments               10,896          --          10,896        10,801
Other income, net                               1,677           214        10,431         2,733
                                            ---------     ---------     ---------     ---------
    Income before income taxes
      and extraordinary loss                   24,739         4,783        17,763         8,544

Income taxes                                   24,300         4,300        19,200         6,500
                                            ---------     ---------     ---------     ---------
    Income (loss) before
      extraordinary loss                          439           483        (1,437)        2,044
    Extraordinary loss, net of
      income tax credit                          --          (1,900)         --          (7,456)
                                            ---------     ---------     ---------     ---------

Net income (loss)                           $     439     $  (1,417)    $  (1,437)    $  (5,412)
                                            ---------     ---------     ---------     ---------


Other comprehensive income,
  net of tax:
Unrealized gains on securities                 21,052          --          21,052          --
Income tax expense related to
  items of other comprehensive
  income                                       (8,421)         --          (8,421)         --
                                            ---------     ---------     ---------     ---------
Other comprehensive income,
  net of tax                                   12,631          --          12,631          --
                                            ---------     ---------     ---------     ---------

Comprehensive income (loss)                 $  13,070     $  (1,417)    $  11,194     $  (5,412)
                                            =========     =========     =========     =========


                                   (Continued)

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
     for the three months and nine months ended September 30, 1998 and 1997
                    (in thousands, except per share amounts)
                                   (UNAUDITED)

                                   ----------


                                         Three Months Ended            Nine Months Ended
                                             September 30                 September 30
                                       ------------------------     -------------------------
                                          1998          1997           1998           1997
                                       ----------    ----------     ----------     ----------
Basic income (loss) per
  common share:

  Before extraordinary loss            $     0.01    $     0.01     $    (0.03)    $     0.05
  Extraordinary loss                         --           (0.04)          --            (0.19)
                                       ----------    ----------     ----------     ----------

    Net income (loss) per
    common share                       $     0.01    $    (0.03)    $    (0.03)    $    (0.14)
                                       ==========    ==========     ==========     ==========

Number of common shares used
  in basic calculation                     50,999        45,361         50,133         39,007
                                       ==========    ==========     ==========     ==========

Diluted income (loss) per
  common share:

  Before extraordinary loss            $     0.01    $     0.01     $    (0.03)    $     0.05
  Extraordinary loss                         --           (0.04)          --            (0.18)
                                       ----------    ----------     ----------     ----------

    Net income (loss) per
    common share                       $     0.01    $    (0.03)    $    (0.03)    $    (0.13)
                                       ==========    ==========     ==========     ==========

Number of common shares used
  in diluted calculation                   55,287        48,415         50,133         41,071
                                       ==========    ==========     ==========     ==========




                     The accompanying notes are an integral
            part of the condensed consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              for the nine months ended September 30, 1998 and 1997
                                 (In thousands)
                                   (UNAUDITED)

                                   ----------



                                                           1998            1997
                                                           ----            ----

Cash flows from operating activities:

Net cash provided by operating activities               $  64,601       $  31,109
                                                        ---------       ---------
Cash flows from investing activities:
  Deposits paid on broadcast properties                   (11,209)        (26,225)
  Capital expenditures                                    (23,354)        (12,485)
  Cash paid for acquisitions                             (671,442)       (542,074)
  Proceeds from sale of investments                          --            73,813
  Proceeds from sale and exchange of
    radio stations                                         10,400          19,450
  Advances and other                                       (4,500)           --
                                                        ---------       ---------

Net cash used by investing activities                    (700,105)       (487,521)
                                                        ---------       ---------

Cash flows from financing activities:
  Issuance of long-term debt                              439,539         474,700
  Issuance of LYONs                                       166,950            --
  Issuance of common stock                                248,371         246,154
  Repayment of long-term debt                            (197,500)       (310,200)
  Payment of finance costs                                 (8,496)        (13,927)
  Other                                                      --               327
                                                        ---------       ---------
Net cash provided by financing
  activities                                              648,864         397,054
                                                        ---------       ---------

Net increase (decrease) in cash and
  cash equivalents                                         13,360         (59,358)
Cash and cash equivalents at
  beginning of period                                      28,724          78,137
                                                        ---------       ---------

Cash and cash equivalents at end of period              $  42,084       $  18,779
                                                        =========       =========

Supplemental schedule of non-cash investing and financing activities:

Common stock issued in acquisitions                     $    --         $ 179,428
Warrants issued in acquisitions                              --             5,000
Liabilities assumed in acquisitions                         2,687          36,851
Fair value of assets exchanged, net of cash               265,150         104,000



                   The accompanying notes are an integral part
              of the condensed consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.       FINANCIAL STATEMENTS

         The December 31, 1997 condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, the Company believes that the disclosures are adequate to make the information presented not misleading and reflect all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of results of operations for such periods. Results for interim periods may not be indicative of results for the full year. It is suggested that these financial statements be read in conjunction with the consolidated financial statements for the year ended December 31, 1997 and the notes thereto.

2.       SUBSEQUENT EVENT

         On October 8, 1998 the Company entered into a definitive merger agreement with Clear Channel Communications, Inc. ("Clear Channel") for a tax-free, stock for stock transaction (the "Merger"). Upon consummation of the Merger, each outstanding share of Jacor common stock will be converted into Clear Channel common stock, based upon the average closing price of Clear Channel common stock during the twenty-five consecutive trading days ending on the second trading day prior to the closing date, as follows:

         AVERAGE CLOSING PRICE OF CLEAR CHANNEL STOCK            CONVERSION RATIO

         Less than or equal to $42.86........................... 1.400
         Above $42.86 but less than or equal to $44.44.......... 1.400 to 1.350
         Above $44.44 but less than $50.00...................... 1.350

         If the average closing price is $50.00 or more, the Conversion Ratio will be calculated as the quotient obtained by dividing (A) $67.50 plus the product of $.675 and the amount by which the average closing price exceeds $50.00, by (B) the average closing price. If the average closing price is less than or equal to $37.50, the Merger agreement may be terminated by the Company, upon notice to Clear Channel, on one of the two trading days prior to the closing date.

         Completion of the Merger is conditioned on, among other things, stockholder approval and receipt of Federal Communications Commission and other regulatory approvals. The Company expects to consummate the Merger by September 30, 1999.

         Upon consummation of the Merger, a change in control event will have occurred with respect to covenants in the Company's credit facility, liquid yield option notes and each outstanding issue of the senior subordinated notes. Such change in control would give the credit facility lenders the right to require repayment of amounts borrowed under the facility, and require the Company to offer repayment of the senior subordinated notes at 101% of the principal amount and the liquid yield option notes at their issue price plus accrued original issue discount at such date.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



2.       SUBSEQUENT EVENT, Continued

         In August 1998, the Company entered into an advisory agreement with Equity Group Investments, Inc. ("EGI"), an affiliate of the Company's largest stockholder, the Zell Chilmark Fund L.P., whereby the Company agreed to pay EGI a fee equal to .75% of the equity value of the Company, as defined in the advisory agreement, on any change in control event. The Zell Chilmark Fund L.P. has entered into a voting agreement pursuant to which it agreed to vote its shares in favor of the proposal to approve the Merger.


3.       ACQUISITIONS AND DISPOSITIONS

         COMPLETED RADIO STATION ACQUISITIONS AND DISPOSITIONS

         FIRST SIX MONTHS TRANSACTIONS

         In the first six months of 1998, the Company completed the following: acquisitions of 16 radio stations in four existing and five new broadcast areas for a purchase price of approximately $61.6 million in cash, of which approximately $17.3 million was placed in escrow in 1997. The company also disposed of three stations in two broadcast areas for approximately $0.3 million in cash and completed a like-kind exchange of broadcast properties, exchanging four stations in Kansas City, Missouri for six stations in Dayton, Ohio, valued at $70.0 million. The exchange values approximated the carrying values of such stations, therefore no gain or loss was recorded on the exchange.

         NATIONWIDE RELATED TRANSACTIONS

         In August 1998, the Company completed the acquisition of substantially all broadcast related assets of Nationwide Communications Inc. ("Nationwide") for total cash consideration of approximately $555 million, of which $30.0 million was placed in escrow in 1997, plus acquisition costs. Simultaneously with the Nationwide acquisition, but in separate transactions, the Company effected the exchange and sale of certain radio stations in order to satisfy antitrust concerns raised by the Department of Justice in connection with the Nationwide acquisition. For financial reporting purposes, the Company recorded the exchange of eight radio stations as sale transactions, receiving non-cash consideration in the form of nine radio stations with aggregate fair values of $195 million. Additionally, one other radio station was sold for $10.1 million in cash. The Company recorded net pre-tax gains of $10.9 million, which was measured by the difference between the fair value of the radio stations exchanged or sold and the carrying value of the properties. The Company believes that such transactions qualify as a tax-deferred like-kind exchange, therefore, the income tax expense of $14 million associated with the gains is included in the deferred component of income tax expense. The radio stations received in the exchange transactions were recorded as purchase transactions at their respective fair values. The following radio stations were included in the transactions:

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.       ACQUISITIONS AND DISPOSITIONS, Continued


                                          STATIONS                    STATIONS RECEIVED
         PURCHASED FROM                  EXCHANGED                       IN EXCHANGE
           NATIONWIDE                     OR SOLD                        TRANSACTION

         WCOL-FM, WFII-AM,          WLVQ-FM, WAZU-FM,                  WMJI-FM, WMMS-FM
         WNCI-FM (Columbus, OH)     WHOK-FM (Columbus, OH)             (Cleveland)

         WPOC-FM (Baltimore)        WKNR-FM (Cleveland)                KUFX-FM (Fremont, CA)

         WGAR-FM (Cleveland)        KSGS-AM, KMJZ-FM                   WOCT-FM, WCAO-AM
                                    (Minneapolis)                      (Baltimore)

         KDMX-FM, KEGL-FM           KKLQ-FM, KJQY-FM                   KLOU-FM, KSD-FM
         (Dallas)                   (San Diego)                        (St. Louis)

         KHMX-FM, KTBZ-FM                                              KOME-FM
         (Houston)                                                     (San Jose, CA)

         KSGS-AM, KMJZ                                                 WTAE-FM (Pittsburgh)
         (Minneapolis)

         KGLQ-FM, KZZP-FM
         (Phoenix)

         KMCG-FM, KXGL-FM
         (San Diego)

         JULY TRANSACTIONS

         The Company acquired KIST-FM (formerly KLDZ-FM) in Santa Barbara, California from James F. McKeon and Christine Perry for $1.5 million in cash.

         The Company acquired KFJO-FM (formerly KZWC-FM) in Walnut Creek, California from KZWC Broadcasting, Inc. for $4.5 million in cash.

         AUGUST TRANSACTIONS

         The Company acquired KSJO-FM in San Jose, California from American Radio Systems for $30.0 million in cash, of which $1.5 million was placed in escrow in 1997.

         The Company acquired KRWQ-FM, KMED-AM, KZZE-FM, and KKJJ-FM in Medford, Oregon from Hill Radio, Inc., Crater Broadcasting Company, Pro Promotions, Inc. and Ashland Broadcasting LLC, respectively, for $12.5 million in cash.

         The Company acquired the stock of KOPE Radio, Inc., owner of KOPE-FM in Medford, Oregon for approximately $0.5 million in cash.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


3.       ACQUISITIONS AND DISPOSITIONS, Continued

         The Company acquired the intellectual property of KQOL-FM in Las Vegas, Nevada from Centennial Broadcasting, LLC and Centennial Broadcasting License, LLC for $3.0 million in cash.

         The Company acquired KDIF-AM in Riverside, California from Hispanic Radio Broadcasters for $2.7 million in cash.

         The Company acquired WHEL-FM in Helen, Georgia from Southeast Radio Company, Inc. for $3.0 million in cash.

         The Company acquired the stock of Tsunami Communications, Inc. ("Tsunami"), owner of KTCL-FM in Fort Collins, Colorado and KIIX-AM in Wellington, Colorado, for $0.5 million in cash and the assumption of approximately $5.9 million in debt owed by Tsunami to a wholly-owned subsidiary of the Company.

         SEPTEMBER TRANSACTIONS

         The Company acquired WLSN-FM in Greenville, Ohio from Treaty City Broadcasting for $3.4 million in cash.

         The Company acquired the stock of M3X, Inc., owner of KRKT-AM and KRKT-FM in Albany, Oregon for approximately $3.8 million in cash.

         COMPLETED BROADCASTING SERVICES ACQUISITIONS

         In the first nine months of 1998, the Company completed acquisitions of two broadcasting service companies and the assets of three other broadcasting service companies for a purchase price of approximately $12.7 million in cash, a note payable of approximately $0.8 million, plus additional contingent consideration of up to $1.6 million payable over three years.

         The above acquisitions and all 1997 acquisitions have been accounted for as purchases. The excess cost over the fair value of net assets acquired is being amortized over 40 years. The results of operations of the acquired businesses are included in the Company's financial statements since the respective dates of acquisition. Assuming the above acquisitions had taken place at the beginning of 1997, unaudited pro forma consolidated results of operations would have been as follows (in thousands except per share amounts):

                                             Pro forma (Unaudited)
                                     Three Months Ended       Nine Months Ended
                                       September 30,            September 30,
                                     1998          1997        1998       1997
                                     ------------------       ----------------

         Net revenue               $ 216,472   $ 181,449     $ 598,315  $ 517,171

         Income (loss) before
           extraordinary items     $   1,207   $     159     $     751  $  (6,670)

         Diluted income (loss) per
           common share before
           extraordinary items     $    0.02   $    0.00     $    0.01  $   (0.13)

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


3.       ACQUISITIONS AND DISPOSITIONS, Continued

         These unaudited pro forma amounts do not purport to be indicative of the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

         PENDING RADIO STATION ACQUISITIONS AND DISPOSITIONS

         The Company has entered into agreements to purchase the stock of one and acquire the assets of 40 radio stations in 14 new markets and seven existing markets for approximately $156.1 million in cash, of which approximately $11.3 million has been placed in escrow, to exchange the assets of one station for another station in the same broadcast area, and to dispose of three stations in one market for approximately $0.7 million in cash.


4.       ISSUANCE OF COMMON STOCK

         In February 1998, the Company completed an offering of 4,560,000 shares of common stock at $50.50 per share net of underwriting discounts of $2.02 per share (the "Offering"). The over-allotment option was also exercised by the underwriters resulting in the issuance of an additional 513,000 shares. Net proceeds to the Company from the Offering were approximately $244.9 million.


5.       ISSUANCE OF SUBORDINATED NOTES

         In February 1998, the Company issued 8% Senior Subordinated Notes (the "8% Notes") in the aggregate principal amount at maturity of $120.0 million. Net proceeds to the Company were $117.1 million. The 8% Notes will mature on February 15, 2010. Interest on the 8% Notes is payable semi-annually. The 8% Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after February 15, 2003. The redemption prices commence at 104.00% and are reduced by .80% annually until February 15, 2008 when the redemption price is 100%.

         The 8% Notes and the previously issued 10 1/8% Notes, 9 3/4% Notes, and 8 3/4% Notes (collectively the "Notes") are obligations of Jacor Communications Company ("JCC"), and are jointly and severally, fully and unconditionally guaranteed on a senior subordinated basis by Jacor and by all of the Company's subsidiaries (the "Subsidiary Guarantors"). JCC and the Subsidiary Guarantors constitute all of the wholly owned direct or indirect subsidiaries of Jacor and JCC, and JCC is the sole direct subsidiary of Jacor. Separate financial statements of JCC and each of the Subsidiary Guarantors are not presented because Jacor believes that such information would not be material to investors. The direct and indirect non-guarantor subsidiaries of Jacor are inconsequential, both individually and in the aggregate. Additionally, there are no current restrictions on the ability of the Subsidiary Guarantors to make distributions to JCC, except to the extent provided by law generally. JCC's credit facility and the terms of the indentures governing the Notes do restrict the ability of JCC and of the Subsidiary Guarantors to make distributions to the Registrant.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


5.       ISSUANCE OF SUBORDINATED NOTES, Continued

         The indentures contain certain covenants which impose certain limitations and restrictions on the ability of the Company to incur additional indebtedness, pay dividends or make other distributions, make certain loans and investments, apply the proceeds of asset sales (and use the proceeds thereof), create liens, enter into certain transactions with affiliates, merge, consolidate or transfer substantially all its assets and make investments in unrestricted subsidiaries.

         Summarized financial information with respect to Jacor, JCC and with respect to the Subsidiary Guarantors on a combined basis as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997 is as follows:

                                            Jacor                               JCC
                              --------------------------------     ------------------------------
                               September 30,     September 30,     September 30,    September 30,
                                   1998              1997              1998             1997
                                   ----              ----              ----             ----

Operating Statement
Data (in thousands):

Net revenue                           --                --                --               --
Equity in earnings
  of subsidiaries              $     5,498       $    (5,560)      $     2,692      $     1,251
Operating (loss) income             (8,101)          (15,601)            2,692            1,251
(Loss) income before
  extraordinary items               (1,437)           (5,412)            5,498            1,896
Net (loss) income                   (1,437)           (5,412)            5,498           (5,560)

Balance Sheet Data
(in thousands):


Current assets                 $     1,408                         $    38,470
Non-current assets               1,620,200                           2,823,444
Current liabilities                 43,404                              21,509
Non-current
  liabilities                      399,171                           2,168,058
Shareholders' equity             1,179,033                             672,347

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



5.       ISSUANCE OF SUBORDINATED NOTES, Continued

                                              Combined
                                       Subsidiary Guarantors
                                  -------------------------------
                                  September 30,     September 30,
                                      1998              1997
                                      ----              ----

         Operating Statement
         Data (in thousands):
         Net revenue              $   530,372      $   368,941
         Equity in earnings
           of subsidiaries              --               --
         Operating income              86,598           65,132
         Income before
           extraordinary items          2,692            1,251
         Net income                     2,692            1,251

         Balance Sheet Data
         (in thousands):
         Current assets           $   229,918
         Non-current assets         3,058,125
         Current liabilities           73,045
         Non-current
           liabilities              2,035,965
         Shareholders' equity       1,179,033


6.       LIQUID YIELD OPTION NOTES

         In February 1998, the Company issued 4 3/4% Liquid Yield Option Notes due 2018 (the "1998 LYONs") in the aggregate principal amount at maturity of $426.9 million. Each 1998 LYON had an issue price of $391.06 and a principal amount at maturity of $1,000.00. The 1998 LYONs are convertible, at the option of the holder, at any time on or prior to maturity, into common stock at a conversion rate of 6.245 shares per each 1998 LYON, for an aggregate of approximately 2.7 million shares of common stock. Net proceeds from the issuance of the 1998 LYONs were $161.9 million.

7.       EARNINGS PER SHARE

         The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share ("EPS") computations for income before extraordinary items for the three months and nine months ended September 30, 1998 and 1997 (in thousands except per share amounts):

                                   Three Months Ended      Nine Months Ended
                                  -------------------     --------------------
                                    1998        1997        1998        1997

         Income (loss) before
           extraordinary loss    $    439    $    483    $ (1,437)   $  2,044
                                 ========    ========    ========    ========
         Weighted average
           shares - basic          50,999      45,361      50,133      39,007

         Effect of dilutive
           securities:
           Stock options            1,505       1,124        -            942
           Warrants                 2,398       1,579        -            771
           Other                      385         351        -            351
                                 --------    --------    --------    --------
         Weighted average
           shares - diluted        55,287      48,415      50,133      41,071
                                 ========    ========    ========    ========

         Basic EPS               $   0.01    $   0.01    $  (0.03)   $   0.05
         Diluted EPS             $   0.01    $   0.01    $  (0.03)   $   0.05

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


7.       EARNINGS PER SHARE, Continued

         The Company's 1996 Liquid Yield Option Notes and 1998 LYONs (collectively, the "LYONs") can be converted into approximately 6.2 million shares of common stock at the option of the holder. Assuming conversion of the LYONs for the three and nine months ended September 30, 1998 and 1997 would result in an increase in per share amounts, therefore the LYONs are not included in the computation of diluted EPS.


8.       INVESTMENTS

         In accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the Company classifies investments in equity securities as available for sale and carries the investments at fair value, based on quoted market prices. The net unrealized gains or losses are reported within shareholders' equity, net of income taxes. Realized gains and losses are recorded based on the specific identification method.

         The following table summarizes the Company's securities:

                                              Unrealized       Unrealized       Fair
                                   Cost          Gains           Losses         Value
                                   ----       ----------       ----------       -----

         Corporate Equity
         Securities            $ 2,804,084    $ 21,773,972    $ (722,173)   $ 21,051,799

         The unrealized gain reported in shareholders' equity is net of $8,420,720 of income taxes computed using statutory rates.


9.       RECENT PRONOUNCEMENTS

         In the first quarter of 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 requires the reporting of comprehensive income in financial statements by all entities that provide a full set of financial statements. The term "comprehensive income" describes the total of all components of comprehensive income including net income. The statement only deals with reporting and display issues. It does not consider recognition or measurement issues.

         In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 provides accounting guidance for reporting information about operating segments in annual financial statements and requires such enterprises to report selected information about operating segments in interim financial reports. The statement uses a "management approach" to identify operating segments and provides specific criteria for operating segments. SFAS 131 is effective for the year ended December 31, 1998 and will be required for interim periods in 1999. The Company is currently evaluating the impact SFAS 131 will have on its financial statements, if any.

         In June 1998, the FASB issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure such instruments at fair value. The statement is effective for fiscal quarters of fiscal years beginning after June 15, 1999. The Company currently has no derivative instruments or hedging activities.

(b)  Pro forma financial information

     UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements give effect to the merger. For accounting purposes Clear Channel will account for the merger as a purchase of Jacor; accordingly the net assets of Jacor have been adjusted to their estimated fair values based upon a preliminary purchase price allocation.

     The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 give effect to the merger as if it had occurred on January 1, 1997 and January 1, 1998, respectively. The unaudited pro forma combined condensed balance sheet at September 30, 1998 gives effect to the merger as if it occurred on September 30, 1998.

     The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1997 was prepared based upon the historical statement of operations of Clear Channel, adjusted to reflect the acquisitions of 93% of the outstanding capital stock of Eller, the radio assets and certain outdoor advertising assets of Paxson, all of the outstanding capital stock of More and the merger with Universal, as if such acquisitions and merger had occurred on January 1, 1997 ("1997 Clear Channel Pro Forma"), and based upon the historical statement of operations of Jacor adjusted to reflect the acquisition of the assets of 17 radio stations from Nationwide, The EFM Companies, and Premiere, as if such acquisitions had occurred on January 1, 1997 ("1997 Jacor Pro Forma"). The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 1998 was prepared based upon the historical statement of operations of Clear Channel, adjusted to reflect the merger with Universal and the acquisition of More as if such merger and acquisition had occurred on January 1, 1998 ("1998 Clear Channel Pro Forma"), and based upon the historical statement of operations of Jacor adjusted to reflect the acquisition of the assets of 17 radio stations from Nationwide as if such acquisition had occurred on January 1, 1998 ("1998 Jacor Pro Forma"). The unaudited pro forma combined condensed balance sheet was prepared based upon the historical balance sheet of Clear Channel and the historical balance sheet of Jacor. Certain amounts in Jacor's financial statements have been reclassified to conform to Clear Channel's presentation.

     The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of Jacor and Clear Channel incorporated herein by reference.

     The unaudited pro forma combined condensed financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the merger and the above described acquisitions and merger transactions of Clear Channel and Jacor occurred on the dates indicated nor are they necessarily indicative of future operating results or financial position.

                            CLEAR CHANNEL AND JACOR

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)
                               SEPTEMBER 30, 1998

                                                                                           CLEAR CHANNEL
                                                                              PRO FORMA      AND JACOR
                                                 CLEAR CHANNEL     JACOR        MERGER       PRO FORMA
                                                  HISTORICAL     HISTORICAL   ADJUSTMENT      MERGER
                                                 -------------   ----------   ----------   -------------
ASSETS
Current assets:
  Cash and cash equivalents....................   $   48,192     $   42,084   $ (50,000)    $    40,276
  Accounts receivable, net.....................      287,067        198,327          --         485,394
  Other current assets.........................       65,603         29,385          --          94,988
                                                  ----------     ----------   ----------    -----------
        Total Current Assets...................      400,862        269,796     (50,000)        620,658
Property, plant & equipment, net...............    1,713,449        260,212          --       1,973,661
Intangible assets:
  Contract valuations..........................      275,211        360,000          --         635,211
  Licenses and goodwill........................    4,362,111      2,508,450   1,613,629       8,484,190
  Other intangible assets......................       74,552             --          --          74,552
                                                  ----------     ----------   ----------    -----------
                                                   4,711,874      2,868,450   1,613,629       9,193,953
Less accumulated amortization..................     (254,869)      (156,159)    156,159        (254,869)
                                                  ----------     ----------   ----------    -----------
                                                   4,457,005      2,712,291   1,769,788       8,939,084
Other assets:
  Notes receivable.............................       53,675             --          --          53,675
  Investments in and advances to,
    nonconsolidated affiliates.................      346,215             --          --         346,215
  Other assets.................................       41,189         85,369          --         126,558
  Other investments............................      248,890             --          --         248,890
                                                  ----------     ----------   ----------    -----------
        TOTAL ASSETS...........................   $7,261,285     $3,327,668   $1,719,788    $12,308,741
                                                  ==========     ==========   ==========    ===========
LIABILITIES
Current liabilities:
  Accounts payable, accrued expenses and other
    current liabilities........................   $  238,166     $  137,958   $      --     $   376,124
  Current portion of long-term debt............        4,049             --          --           4,049
                                                  ----------     ----------   ----------    -----------
        Total Current Liabilities..............      242,215        137,958          --         380,173
Long-term debt.................................    2,405,849      1,229,565          --       3,635,414
Deferred income taxes..........................      163,104        358,995          --         522,099
Other long-term liabilities....................       92,913        119,717          --         212,630
Convertible debt...............................      575,000             --          --         575,000
Liquid yield options notes.....................           --        302,400      53,630         356,030
Minority interest..............................       18,502             --          --          18,502
Shareholders' equity:
  Preferred stock..............................           --             --          --              --
  Common stock.................................       24,856            511       6,639          32,006
  Additional paid-in capital...................    3,322,268      1,114,520   1,680,950       6,117,738
  Common stock warrants........................           --         31,500      11,071          42,571
  Retained earnings............................      214,621         19,871     (19,871)        214,621
  Other........................................       49,288             --          --          49,288
  Unrealized gain on investments...............      154,642         12,631     (12,631)        154,642
  Cost of shares held in treasury..............       (1,973)            --          --          (1,973)
                                                  ----------     ----------   ----------    -----------
        Total Shareholders' Equity.............    3,763,702      1,179,033   1,666,158       6,608,893
                                                  ----------     ----------   ----------    -----------
        TOTAL LIABILITIES AND SHAREHOLDERS'
          EQUITY...............................   $7,261,285     $3,327,668   $1,719,788    $12,308,741
                                                  ==========     ==========   ==========    ===========

                            CLEAR CHANNEL AND JACOR

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1997

                                                                                CLEAR CHANNEL
                                           1997          1997      PRO FORMA      AND JACOR
                                       CLEAR CHANNEL     JACOR       MERGER       PRO FORMA
                                         PRO FORMA     PRO FORMA   ADJUSTMENT      MERGER
                                       -------------   ---------   ----------   -------------
Net revenue..........................   $1,273,983     $650,844     $     --     $1,924,827
Operating expenses...................      749,796      435,301           --      1,185,097
Depreciation and amortization........      289,689      102,887       82,765        475,341
Corporate expenses...................       30,675       14,093           --         44,768
                                        ----------     --------     --------     ----------
Operating income (loss)..............      203,823       98,563      (82,765)       219,621
Interest expense.....................      218,437      117,710           --        336,147
Other income (expense) -- net........          187       12,060           --         12,247
                                        ----------     --------     --------     ----------
Income (loss) before income taxes....      (14,427)      (7,087)     (82,765)      (104,279)
Income tax (expense) benefit.........      (25,791)      (1,096)          --        (26,887)
                                        ----------     --------     --------     ----------
Income (loss) before equity in
  earnings of nonconsolidated
  affiliates.........................      (40,218)      (8,183)     (82,765)      (131,166)
Equity in earnings (loss) of
  nonconsolidated affiliates.........        6,029           --           --          6,029
                                        ----------     --------     --------     ----------
Net income (loss) before
  extraordinary items................   $  (34,189)    $ (8,183)    $(82,765)    $ (125,137)
                                        ==========     ========     ========     ==========
Net income (loss) before
  extraordinary items per common
  share:
  Basic..............................   $     (.16)                              $     (.43)
                                        ==========                               ==========
  Diluted............................   $     (.17)                              $     (.43)
                                        ==========                               ==========
Other Data:
After tax cash flow(1)...............   $  291,162     $ 94,704     $     --     $  385,866
                                        ==========     ========     ========     ==========
After tax cash flow per common
  share -- diluted(2)................   $     1.29                               $     1.30
                                        ==========                               ==========

-------------------------

(1) After-tax cash flow is defined as net income (loss) before unusual items plus depreciation, amortization of intangibles (including nonconsolidated affiliates) and deferred taxes. After-tax cash flow is not presented as a measure of operating results and does not purport to represent cash provided by operating activities. After-tax cash flow should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(2) After-tax cash flow per share is defined as after-tax cash flow divided by weighted average common shares and common share equivalents outstanding assuming dilution.

                            CLEAR CHANNEL AND JACOR

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                             CLEAR CHANNEL
                                        1998          1998      PRO FORMA      AND JACOR
                                    CLEAR CHANNEL     JACOR       MERGER       PRO FORMA
                                      PRO FORMA     PRO FORMA   ADJUSTMENT      MERGER
                                    -------------   ---------   ----------   -------------
Net revenue.......................   $1,109,521     $589,184     $     --     $1,698,705
Operating expenses................      659,215      391,942           --      1,051,157
Depreciation and amortization.....      251,923       97,352       46,915        396,190
Corporate expenses................       32,864       13,052           --         45,916
                                     ----------     --------     --------     ----------
Operating income (loss)...........      165,519       86,838      (46,915)       205,442
Interest expense..................      133,781       80,470           --        214,251
Other income (expense) -- net.....        3,817       10,728           --         14,545
                                     ----------     --------     --------     ----------
Income (loss) before income
  taxes...........................       35,555       17,096      (46,915)         5,736
Income tax (expense) benefit......      (45,339)     (18,485)          --        (63,824)
                                     ----------     --------     --------     ----------
Income (loss) before equity in
  earnings of nonconsolidated
  affiliates......................       (9,784)      (1,389)     (46,915)       (58,088)
Equity in earnings (loss) of
  nonconsolidated affiliates......        9,692           --           --          9,692
                                     ----------     --------     --------     ----------
Net income (loss) before
  extraordinary items.............   $      (92)    $ (1,389)    $(46,915)    $  (48,396)
                                     ==========     ========     ========     ==========
Net income (loss) before
  extraordinary items per common
  share:
  Basic...........................   $     (.00)                              $     (.15)
                                     ==========                               ==========
  Diluted.........................   $     (.00)                              $     (.14)
                                     ==========                               ==========
Other Data:
After tax cash flow(1)............   $  289,352     $ 95,963     $     --     $  385,315
                                     ==========     ========     ========     ==========
After tax cash flow per common
  share -- diluted(2).............   $     1.13                               $     1.16
                                     ==========                               ==========

-------------------------

(1) After-tax cash flow is defined as net income (loss) before unusual items plus depreciation, amortization of intangibles (including nonconsolidated affiliates) and deferred taxes. After-tax cash flow is not presented as a measure of operating results and does not purport to represent cash provided by operating activities. After-tax cash flow should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(2) After-tax cash flow per share is defined as after-tax cash flow divided by weighted average common shares and common share equivalents outstanding assuming dilution.

                            CLEAR CHANNEL AND JACOR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     Clear Channel and Jacor unaudited pro forma combined condensed financial statements reflect the merger, accounted for as a purchase, as follows:

Jacor common stock outstanding (in whole shares)............     51,073,198
Exchange ratio (based on the estimated value per share of
  $38.7054(1))..............................................           1.40
                                                              -------------
Clear Channel's common stock to be issued in the merger (in
  whole shares).............................................     71,502,477
Estimated value per share...................................  X $   38.7054
                                                              -------------
                                                                $ 2,767,532
Estimated value of common stock options.....................         35,088
Estimated transaction costs.................................         50,000
                                                              -------------
          Total estimated purchase price....................    $ 2,852,620
                                                              =============

(1) The estimated value per share of $38.7054 is calculated using the seven day average of the market closing price from three days prior to three days following the signing of the merger agreement.

     For purpose of these statements the total estimated purchase price was allocated as follows:

Total estimated purchase price..............................  $ 2,852,620
Plus -- estimated fair value of LYONs notes in excess of
  carrying value............................................       53,630
Plus -- estimated fair value of Jacor common stock warrants
  in excess of carrying value...............................       11,071
Less -- Jacor's net assets exchanged in the merger at
  September 30, 1998 adjusted for the elimination of
  existing net licenses and goodwill of $2,352,291..........   (1,204,758)
                                                              -----------
Estimated excess purchase price (allocated to licenses and
  goodwill).................................................  $ 4,122,079
                                                              ===========

     The estimated excess purchase price allocated to licenses and goodwill of $4,122,079 will be amortized over a 25 year period using the straight line method which will result in annual goodwill amortization of $164,883.

     The unaudited pro forma combined condensed financial statements of operations excludes the effect of any divestiture of stations, which may be required for regulatory approval, as Clear Channel intends the funds received from any divestiture to be reinvested in acquisitions of similar stations in other markets. Neither Clear Channel nor Jacor anticipates that any required divestitures will be significant. The unaudited pro forma combined condensed financial statements of operations also excludes the effect of retired or refinanced debt as any retirement or refinancing of debt will not occur at or prior to the closing of the merger.

                            CLEAR CHANNEL AND JACOR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS, CONTINUED

     The pro forma merger adjustments at September 30, 1998 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   ----------
(a)  Decrease in cash and cash equivalents resulting from
       estimated merger expenses.................................  $  (50,000)
(b)  Increase in goodwill and licenses equal to the excess
       purchase price of the merger..............................   1,613,629
(c)  Decrease in accumulated amortization resulting from the elimination of Jacor's existing accumulated amortization
       on goodwill...............................................     156,159
(d)  Record liquid yield option notes at estimated fair value....      53,630
(e)  Increase common stock to account for Clear Channel common
       stock given in the merger at $0.10 par value..............       6,639
(f)  Increase additional paid-in capital to account for Clear
       Channel common stock given in the merger at $38.7054 per
       share less $0.10 par value ($1,645,862) plus the value of
       Jacor stock options included in the Merger ($35,088)......   1,680,950
(g)  Record common stock warrants at estimated fair value........      11,071
(h)  Eliminate Jacor's existing retained earnings balance........     (19,871)
(i)  Eliminate Jacor's existing unrealized gain on investments
       balance...................................................     (12,631)

                                                            INCREASE (DECREASE)
                                                                 TO INCOME
                                                            -------------------
                                                            12/31/97   9/30/98
                                                            --------   --------
(j)  Increase in amortization expense resulting from the
       additional goodwill created by the merger and a
       change in the life of goodwill amortization from 40
       years (Jacor's policy) to 25 years (Clear Channel's
       policy). This amortization expense results in a
       permanent difference and will not be deductible for
       federal income tax purposes........................  $(82,765)  $(46,915)

                            CLEAR CHANNEL AND JACOR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS, CONTINUED

Pro forma basic and diluted share information is as follows:

                                                              12/31/97   9/30/98
                                                              --------   -------
                                                                (IN THOUSANDS)
Basic
Clear Channel pro forma weighted average shares
  outstanding...............................................  218,810    244,079
Jacor pro forma weighted average shares outstanding.........   49,348     50,133
Increase weighted average common stock outstanding to
  account for Clear Channel's common stock given in the
  merger at the exchange ratio of 1.40, (51,073 X .40)......   20,429     20,429
                                                              -------    -------
Clear Channel and Jacor Pro Forma Merger....................  288,587    314,641
                                                              =======    =======
Diluted
Clear Channel pro forma weighted average shares
  outstanding...............................................  225,486    256,534
Jacor pro forma weighted average shares outstanding.........   51,051     54,347
Increase weighted average common stock outstanding to
  account for Clear Channel common stock given in the merger and to account for the dilution effect Jacor's common
  stock warrants, employee stock options and other dilutive
  shares have on the Company at the exchange ratio of 1.40,
  (52,776 X .40) and (55,287 X .40), respectively...........   21,110     22,115
                                                              -------    -------
Clear Channel and Jacor Pro Forma Merger....................  297,647    332,996
                                                              =======    =======

                                 CLEAR CHANNEL

  UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1997

                                 CLEAR CHANNEL     ELLER        PRO FORMA       PAXSON       PRO FORMA     UNIVERSAL
                                  HISTORICAL     HISTORICAL   ADJUSTMENT(1)   HISTORICAL   ADJUSTMENT(2)   HISTORICAL
                                 -------------   ----------   -------------   ----------   -------------   ----------
Net revenue....................    $697,068       $56,642        $    --       $78,104       $     --       $209,639
Operating expenses.............     394,404        33,804             --        63,362         (1,246)       101,613
Depreciation and
 amortization..................     114,207        10,547          5,974        12,101          9,377         59,977
Noncash compensation expense...          --            --             --            --             --          8,289
Corporate expenses.............      20,883         2,318             --         4,059         (4,059)            --
                                   --------       -------        -------       -------       --------       --------
Operating income (loss)........     167,574         9,973         (5,974)       (1,418)        (4,072)        39,760
Interest expense...............      75,076         8,565          2,518         1,370         29,276         46,400
Other income
 (expense) -- net..............      11,579        (4,082)            --        (1,034)            --         (2,621)
                                   --------       -------        -------       -------       --------       --------
Income (loss) before income
 taxes.........................     104,077        (2,674)        (8,492)       (3,822)       (33,348)        (9,261)
Income tax (expense) benefit...     (47,116)           (3)         1,315            --         13,339             --
                                   --------       -------        -------       -------       --------       --------
Income (loss) before equity in
 earnings of nonconsolidated
 affiliates....................      56,961        (2,677)        (7,177)       (3,822)       (20,009)        (9,261)
Equity in earnings (loss) of
 non-consolidated affiliates...       6,615            --             --            --             --             --
                                   --------       -------        -------       -------       --------       --------
Net income (loss)..............    $ 63,576       $(2,677)       $(7,177)      $(3,822)      $(20,009)      $ (9,261)
                                   ========       =======        =======       =======       ========       ========
Net income (loss) per common
 share:
 Basic.........................    $    .36
                                   ========
 Diluted.......................    $    .33
                                   ========

                                                                                  1997
                                   PRO FORMA        MORE        PRO FORMA     CLEAR CHANNEL
                                 ADJUSTMENT(3)   HISTORICAL   ADJUSTMENT(4)     PRO FORMA
                                 -------------   ----------   -------------   -------------
Net revenue....................    $     --       $232,530      $     --       $1,273,983
Operating expenses.............          --        157,859            --          749,796
Depreciation and
 amortization..................      30,881         23,592        23,033          289,689
Noncash compensation expense...      (8,289)         1,327        (1,327)              --
Corporate expenses.............          --          7,474            --           30,675
                                   --------       --------      --------       ----------
Operating income (loss)........     (22,592)        42,278       (21,706)         203,823
Interest expense...............          --          4,383        50,849          218,437
Other income
 (expense) -- net..............          --         (3,655)           --              187
                                   --------       --------      --------       ----------
Income (loss) before income
 taxes.........................     (22,592)        34,240       (72,555)         (14,427)
Income tax (expense) benefit...          --        (10,705)       17,379          (25,791)
                                   --------       --------      --------       ----------
Income (loss) before equity in
 earnings of nonconsolidated
 affiliates....................     (22,592)        23,535       (55,176)         (40,218)
Equity in earnings (loss) of
 non-consolidated affiliates...          --           (586)           --            6,029
                                   --------       --------      --------       ----------
Net income (loss)..............    $(22,592)      $ 22,949      $(55,176)         (34,189)
                                   ========       ========      ========       ==========
Net income (loss) per common
 share:
 Basic.........................                                                $     (.16)
                                                                               ==========
 Diluted.......................                                                $     (.17)
                                                                               ==========

                                 CLEAR CHANNEL

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                                                                1998
                                        CLEAR                                                                  CLEAR
                                       CHANNEL     UNIVERSAL      PRO FORMA        MORE        PRO FORMA      CHANNEL
                                      HISTORICAL   HISTORICAL   ADJUSTMENT(5)   HISTORICAL   ADJUSTMENT(6)   PRO FORMA
                                      ----------   ----------   -------------   ----------   -------------   ----------
Net revenue.........................   $909,555     $55,292        $    --       $144,674      $     --      $1,109,521
Operating expenses..................    517,562      30,826             --        110,827            --         659,215
Depreciation and amortization.......    201,422      15,517          7,720         15,699        11,565         251,923
Noncash compensation expense........         --         106           (106)         3,476        (3,476)             --
Corporate expenses..................     25,739       1,414             --          5,711            --          32,864
                                       --------     -------        -------       --------      --------      ----------
Operating income (loss).............    164,832       7,429         (7,614)         8,961        (8,089)        165,519
Interest expense....................     94,555      13,159             --          3,715        22,352         133,781
Other income (expense) -- net.......     13,416         (23)            --         (9,576)           --           3,817
                                       --------     -------        -------       --------      --------      ----------
Income (loss) before income taxes...     83,693      (5,753)        (7,614)        (4,330)      (30,441)         35,555
Income tax (expense) benefit........    (48,766)         --             --         (3,301)        6,728         (45,339)
                                       --------     -------        -------       --------      --------      ----------
Income (loss) before equity in
  earnings of nonconsolidated
  affiliates........................     34,927      (5,753)        (7,614)        (7,631)      (23,713)         (9,784)
Equity in earnings (loss) of non-
  consolidated affiliates...........     10,063          --             --           (371)           --           9,692
                                       --------     -------        -------       --------      --------      ----------
Net income (loss)...................   $ 44,990     $(5,753)       $(7,614)      $ (8,002)     $(23,713)     $      (92)
                                       ========     =======        =======       ========      ========      ==========
Net income (loss) per common share:
  Basic.............................   $    .19                                                              $     (.00)
                                       ========                                                              ==========
  Diluted...........................   $    .19                                                              $     (.00)
                                       ========                                                              ==========

                                 CLEAR CHANNEL

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1997

ELLER ACQUISITION

     (1) Represents the pro forma effect of the acquisition of Eller assuming it was acquired January 1, 1997.

                                                               INCREASE(DECREASE)
                                                                   IN INCOME
                                                               ------------------
(a)  Increase in amortization of goodwill of $5,205 resulting from the additional goodwill created by the
       acquisition and a decrease in amortizable life from 40
       years (Eller) to 25 years (Clear Channel) and
       additional depreciation of $769 related to the
       adjustment of fixed assets to fair value. ............       $(5,974)
(b)  Increase in interest expense due to a higher amount of
       average debt outstanding, which was partially offset
       by a lower average interest rate (6% average rate for
       Clear Channel and 8.8% for Eller during the first
       three months of 1997). ...............................        (2,518)
(c)  Tax effect of the above adjustments to depreciation and interest expense at Clear Channel's effective federal
       and state tax rate of 40%. ...........................         1,315

PAXSON ACQUISITION

     (2) Represents the pro forma effect of the Paxson acquisition assuming it was acquired January 1, 1997.

                                                               INCREASE(DECREASE)
                                                                   IN INCOME
                                                               ------------------
(d)  Elimination of option plan compensation expense
       resulting from the elimination of the plan............       $  1,246
(e)  Increase in amortization expense resulting from the
       additional goodwill created by the acquisition........         (9,377)
(f)  Elimination of corporate general and administrative
       expenses resulting from the elimination of the Paxson
       corporate
       office................................................          4,059
(g)  Increase in interest expense (at an average interest
       rate of 6.5% for the first nine months of 1997) due to
       additional borrowing on Clear Channel's facility to
       finance the acquisition cost..........................        (29,276)
(h)  Tax effect of the above adjustment at Clear Channel's
       effective federal and state tax rate of 40%. .........         13,339

                                 CLEAR CHANNEL

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENTS OF OPERATIONS, CONTINUED

UNIVERSAL MERGER

     (3) The pro forma merger adjustments for the year ended December 31, 1997 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   IN INCOME
                                                               ------------------
(i)  Increase in amortization expense resulting from the
       additional goodwill created by the merger.............       $(30,881)
(j)  Decrease in Noncash compensation to reverse the effect
       of Financial Accounting Standards Board Statement No.
       123 ("FAS 123") from the statement of operations as
       Clear Channel elected to follow Accounting Principles
       Board Opinion Number 25 ("APB 25") for earnings
       presentation and implemented FAS 123 for footnote
       disclosure only.......................................          8,289

MORE ACQUISITION

     (4) The pro forma adjustments for the year ended December 31, 1997 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   IN INCOME
                                                               ------------------
(k)  Increase in amortization expense resulting from the
       additional goodwill created by the acquisition. ......       $(23,033)
(l)  Decrease in Noncash compensation to reverse the effect
       of FAS 123 from the statement of operations as Clear
       Channel elected to follow APB 25 for earnings
       presentation and implemented FAS 123 for footnote
       disclosure only. .....................................          1,327
(m)  Increase in interest expense due to financing the
       acquisition price of More at Clear Channel's average
       interest rate of 6.62% for 1997. .....................        (50,849)
(n)  The tax effect of adjustment (l) at the 1997 UK
       statutory rate of 31.5% offset by the tax benefit of
       adjustment (m) at Clear Channel's federal U.S. tax
       rate in 1997 of 35%. .................................         17,379

                                 CLEAR CHANNEL

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENTS OF OPERATIONS, CONTINUED

UNIVERSAL MERGER

     (5) The pro forma merger adjustments for the nine months ended September 30, 1998 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   IN INCOME
                                                               ------------------
(o)  Increase in amortization expense resulting from the
       additional goodwill created by the merger. ...........       $(7,720)
(p)  Decrease in Noncash compensation to reverse the effect
       of FAS 123 from the statement of operations as the
       Company elected to follow APB 25 for earnings
       presentation and implemented FAS 123 for footnote
       disclosure only. .....................................           106

MORE ACQUISITION

     (6) The pro forma adjustments for the nine months ended September 30, 1998 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   IN INCOME
                                                               ------------------
(q)  Increase in amortization expense resulting from the
       additional goodwill created by the acquisition. ......       $(11,565)
(r)  Decrease in Noncash compensation to reverse the effect
       of FAS 123 from the statement of operations as Clear
       Channel elected to follow APB 25 for earnings
       presentation and implemented FAS 123 for footnote
       disclosure only. .....................................          3,476
(s)  Increase in interest expense due to financing the
       acquisition price of More at Clear Channel's average
       interest rate of 6.62% for 1997. .....................        (22,352)
(t)  The tax effect of adjustment (r) at the 1998 UK
       statutory rate of 31.5% offset by the tax benefit of
       adjustment (s) at Clear Channel's federal U.S. tax
       rate in 1998 of 35%. .................................          6,728

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

  UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1997

                                                   OTHER          JACOR
                                                ACQUISITIONS      OTHER                    NATIONWIDE    ACQUISITION      1997
                                     JACOR       PRO FORMA     ACQUISITIONS   HISTORICAL    PRO FORMA     PRO FORMA       JACOR
                                   HISTORICAL   ADJUSTMENTS     PRO FORMA     NATIONWIDE   ADJUSTMENTS   ADJUSTMENTS    PRO FORMA
                                   ----------   ------------   ------------   ----------   -----------   -----------    ---------
Net revenue......................   $530,574      $25,321(a)     $555,895      $ 97,997     $    565(e)   $ (3,613)(h)  $ 650,844
Broadcast operating expenses.....    356,783       16,760(a)      373,543        81,958          723(e)    (20,923)(h)    435,301
Depreciation and amortization....     78,485        8,182(a)       86,667        10,129        2,084(e)      4,007(i)     102,887
Corporate general and
  administrative expenses........     14,093           --          14,093         3,623           --        (3,623)(h)     14,093
                                    --------      -------        --------      --------     --------      --------      ---------
Operating income (loss)..........     81,213          379          81,592         2,287       (2,242)       16,926         98,563
Interest expense, net............    (80,008)      (9,303)(b)     (89,311)       (4,616)      (3,197)(e)   (20,586)(j)   (117,710)
Gain on sale of radio stations...     11,135           --          11,135        44,132      (44,132)(f)        --         11,135
Other income (expense), net......        664          298(c)          962           (37)          --            --            925
                                    --------      -------        --------      --------     --------      --------      ---------
Income (loss) before income taxes
  and extraordinary items........     13,004       (8,626)          4,378        41,764      (49,571)       (3,660)        (7,087)
Income tax (expense) credit......     (9,600)       4,358(d)       (5,242)      (14,309)      16,992(g)      1,464(k)      (1,096)
                                    --------      -------        --------      --------     --------      --------      ---------
Income (loss) before
  extraordinary items............   $  3,404      $(4,268)       $   (864)     $ 27,455     $(32,579)     $ (2,196)     $  (8,183)
                                    ========      =======        ========      ========     ========      ========      =========
Income (loss) per common share:
  Basic..........................   $    .08                                                                            $    (.16)
                                    ========                                                                            =========
  Diluted........................   $    .08                                                                            $    (.16)
                                    ========                                                                            =========

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                              HISTORICAL
                                              NATIONWIDE
                                              SIX MONTHS     NATIONWIDE    ACQUISITION      1998
                                  JACOR          ENDED        PRO FORMA     PRO FORMA       JACOR
                                HISTORICAL   JUNE 30, 1998   ADJUSTMENTS   ADJUSTMENTS    PRO FORMA
                                ----------   -------------   -----------   -----------    ---------
Net revenue...................   $530,372       $50,171         $  --       $  8,641(l)   $589,184
Broadcast operating
  expenses....................    356,877        39,623          (738)(e)     (3,820)(l)   391,942
Depreciation and
  amortization................     87,444         5,044           299(e)       4,565(i)     97,352
Corporate general and
  administrative expenses.....     13,052         1,406            --         (1,406)       13,052
                                 --------       -------         -----       --------      --------
Operating income (loss).......     72,999         4,098           439          9,302        86,838
Interest expense, net.........    (65,968)          452            --        (14,954)(j)   (80,470)
Gain on sale of radio
  stations....................     10,896            --            --             --        10,896
Other income (expense), net...       (164)           (4)           --             --          (168)
                                 --------       -------         -----       --------      --------
Income (loss) before income
  taxes and extraordinary
  items.......................     17,763         4,546           439         (5,652)       17,096
Income tax (expense) credit...    (19,200)       (1,546)           --          2,261(k)    (18,485)
                                 --------       -------         -----       --------      --------
Income (loss) before
  extraordinary items.........   $ (1,437)      $ 3,000         $ 439       $ (3,391)     $ (1,389)
                                 ========       =======         =====       ========      ========
Income (loss) per common
  share:
  Basic.......................   $   (.03)                                                $   (.03)(m)
                                 ========                                                 ========
  Diluted.....................   $   (.03)                                                $   (.03)(m)
                                 ========                                                 ========

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

(a) These adjustments for the following acquisitions reflect additional revenues and expenses for the period January 1, 1997 to the acquisition consummation date. Depreciation and amortization expense adjustments reflect Jacor's purchase cost of the assets acquired.

                                                             YEAR ENDED
                                                         DECEMBER 31, 1997
                                                 ----------------------------------
                                                           BROADCAST   DEPRECIATION
                                                   NET     OPERATING       AND
                                                 REVENUE   EXPENSES    AMORTIZATION
                                                 -------   ---------   ------------
Premiere Radio Networks, Inc. (completed June
  1997)........................................  $14,130    $ 9,276       $4,348
EFM Companies (completed April 1997)...........   11,191      7,484        3,834
                                                 -------    -------       ------
          TOTAL................................  $25,321    $16,760       $8,182
                                                 =======    =======       ======

(b) The adjustment represents additional interest expense associated with Jacor's borrowings under its credit facility and the issuance of various debt securities in 1997. The assumed weighted average interest rate associated with the borrowings is 7.9%.

(c) The adjustment represents miscellaneous income generated by Premiere for periods prior to the acquisition.

(d) To provide for the tax effect of pro forma adjustments. The acquisition adjustments described in Note (a) include non-deductible goodwill amortization estimated to be approximately $1,350 for the year ended December 31, 1997.

(e) The adjustments represent additional revenues and expenses, net of the elimination of time brokerage agreement fees, related primarily to Nationwide's acquisitions of radio stations in the Dallas, Phoenix and San Diego broadcast areas. Nationwide has operated a majority of the stations acquired in 1997 under local marketing agreements since January 1, 1997, therefore a significant amount of the revenues and operating expenses related to these stations are included in Nationwide's historical financial statements for the year ended December 31, 1997. The adjustments for the six months ended June 30, 1998 represent the elimination of time brokerage agreement fees and additional depreciation and amortization expenses resulting from the allocation of Nationwide's purchase price of KXGL in San Diego.

(f) The adjustment represents elimination of Nationwide's gain on the sale and exchange of certain radio stations in 1997.

(g) To provide for the tax effect of Nationwide's pro forma adjustments relating to its 1997 acquisitions and divestitures at statutory rates.

(h) To eliminate the results for the divestiture of two San Diego stations and estimated expense savings described below. Expense savings will result from the elimination of redundant broadcast operating expenses arising from the operation of multiple stations

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS, CONTINUED

in broadcast areas, changes in benefit plan and compensation structures to conform with Jacor's and the elimination of Nationwide's corporate office function.

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1997
                                                               -----------------
   ESTIMATED EXPENSE SAVINGS
   Corporate general and administrative......................         3,623
   Benefit Plan expenses.....................................         2,850
   Commissions...............................................           675
   Promotion and programming.................................         2,500
   Personnel reductions......................................         3,200
   Other.....................................................         1,200
                                                                    -------
             TOTAL...........................................       $14,048
                                                                    =======

(i) The adjustment reflects the additional depreciation and amortization expense resulting from the allocation of Jacor's purchase price to the assets acquired including an increase in property and equipment and identifiable intangible assets to their estimated fair market values.

(j) The adjustment reflects additional interest expense related to additional borrowings under Jacor's credit facility, its 8% Notes and its 4 3/4% Liquid Yield Option Notes offering completed during February of 1998 to finance, in part, the acquisition of Nationwide.

(k) To provide for the tax effect of pro forma adjustments using an assumed rate of 40%.

(l) To reflect the revenues and broadcast operating expenses of the Nationwide stations for the period July 1, 1998 to the completion of the transaction on August 10, 1998, net of the elimination of results for the divestiture of two San Diego stations. The adjustment to broadcast operating expenses is also net of projected expense savings as follows:

                                                                 NINE MONTHS
                                                                    ENDED
                                                              SEPTEMBER 30, 1998
                                                              ------------------
   ESTIMATED EXPENSE SAVINGS
   Corporate general and administrative.....................        $1,406
   Benefit Plan expenses....................................         1,741
   Commissions..............................................           413
   Promotion and programming................................         1,527
   Personnel reductions.....................................         1,955
   Other....................................................           732
                                                                    ------
             TOTAL..........................................        $7,774
                                                                    ======

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS, CONTINUED

(m) The pro forma weighted average shares outstanding includes all shares outstanding as of September 30, 1998. The pro forma weighted averages shares outstanding of Jacor do not reflect any outstanding options and warrants or the assumed conversion of the LYON's as they are antidilutive.

Item 7.

  (c)   Index to Exhibits

  23    Consent of PricewaterhouseCoopers LLP. (Filed herewith)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Clear Channel Communications, Inc.

Date:  December 9, 1998                   By: /s/ HERBERT W. HILL, JR.
                                              ---------------------------
                                              Herbert W. Hill, Jr.
                                              Senior Vice President and
                                              Chief Accounting Officer

                               Index to Exhibits


23     Consent of PricewaterhouseCoopers LLP. (Filed herewith)